                                                                   Exhibit 10.12



                                                                  EXECUTION COPY







                                CREDIT AGREEMENT

                            Dated as of June 9, 1998


                                      among


                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                             EAGLE & TAYLOR COMPANY
                                   FORTE, INC.
                          WESTERN INSULATED GLASS, CO.
                              THERMETIC GLASS, INC.
                        BINNINGS BUILDING PRODUCTS, INC.
                              DANVID WINDOW COMPANY
                      MODERN WINDOW ACQUISITION CORPORATION
                   AMERICAN GLASSMITH ACQUISITION CORPORATION
                                VINYLSOURCE, INC.
                      WEATHER-SEAL ACQUISITION CORPORATION
                        EAGLE WINDOW & DOOR CENTER, INC.
                      DENVER WINDOW ACQUISITION CORPORATION
                        AAPC ONE ACQUISITION CORPORATION
                        AAPC TWO ACQUISITION CORPORATION


                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                                       and

                                BANKBOSTON, N.A.,
                                    as Agent







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                                TABLE OF CONTENTS
                                -----------------

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SECTION                                                                    PAGE
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
ARTICLE I:  DEFINITIONS
     1.1  Certain Defined Terms...................................................................................1
     1.2  References.............................................................................................27
     1.3  Supplemental Disclosure................................................................................27



ARTICLE II:  THE REVOLVING LOAN FACILITIES
     2.1  Revolving Loans........................................................................................28
     2.2  Rate Options for all Advances..........................................................................28
     2.3  Optional Payments; Mandatory Prepayments...............................................................28
     2.4  Reduction of Commitments...............................................................................29
     2.5  Method of Borrowing....................................................................................30
     2.6  Method of Selecting Types and Interest Periods for Advances............................................30
     2.7  Minimum Amount of Each Advance.........................................................................30
     2.8  Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.............31
     2.9  Default Rate...........................................................................................31
     2.10  Method of Payment.....................................................................................31
     2.11  Notes.................................................................................................32
     2.12  Telephonic Notices....................................................................................32
     2.13  Promise to Pay; Interest, Commitment Fees and Termination Fees; Interest Payment Dates; Interest
           and Fee Basis; Taxes; Loan and Control Accounts.......................................................32
     2.14  Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment
           Reductions............................................................................................38
     2.15  Lending Installations.................................................................................38
     2.16  Non-Receipt of Funds by the Agent.....................................................................38
     2.17  Termination Date......................................................................................38
     2.18  Replacement of Certain Lenders........................................................................38
     2.19  Collection Account Arrangements.......................................................................39



ARTICLE III: THE LETTER OF CREDIT FACILITY
     3.1  Obligation to Issue....................................................................................40
     3.2  Types and Amounts......................................................................................40
     3.3  Conditions.............................................................................................40
     3.4  Procedure for Issuance of Letters of Credit............................................................41
     3.5  Letter of Credit Participation.........................................................................41
     3.6  Reimbursement Obligation...............................................................................42
     3.7  Letter of Credit Fees..................................................................................42
     3.8  Issuing Bank Reporting Requirements....................................................................43
     3.9  Indemnification; Exoneration...........................................................................43
     3.10  Cash Collateral.......................................................................................44
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
ARTICLE IV:  CHANGE IN CIRCUMSTANCES
     4.1  Yield Protection.......................................................................................44
     4.2  Changes in Capital Adequacy Regulations................................................................45
     4.3  Availability of Types of Advances......................................................................46
     4.4  Funding Indemnification................................................................................46
     4.5  Lender Statements; Survival of Indemnity...............................................................47



ARTICLE V:  CONDITIONS PRECEDENT
     5.1  Initial Advances and Letters of Credit.................................................................47
     5.2  Each Advance and Letter of Credit......................................................................49



ARTICLE VI:  REPRESENTATIONS AND WARRANTIES
     6.1  Organization; Corporate Powers.........................................................................49
     6.2  Authority..............................................................................................49
     6.3  No Conflict; Governmental Consents.....................................................................50
     6.4  Financial Statements...................................................................................50
     6.5  No Material Adverse Change.............................................................................51
     6.6  Taxes..................................................................................................51
     6.7  Litigation; Loss Contingencies and Violations..........................................................52
     6.8  Subsidiaries...........................................................................................52
     6.9  ERISA..................................................................................................52
     6.10  Accuracy of Information...............................................................................53
     6.11  Securities Activities.................................................................................54
     6.12  Material Agreements...................................................................................54
     6.13  Compliance with Laws..................................................................................54
     6.14  Assets and Properties.................................................................................54
     6.15  Statutory Indebtedness Restrictions...................................................................54
     6.16  Insurance.............................................................................................55
     6.17  Labor Matters.........................................................................................55
     6.18  Environmental Matters.................................................................................55
     6.19  Solvency..............................................................................................56
     6.20  Year 2000 Issues......................................................................................56



ARTICLE VII :  COVENANTS
     7.1  Reporting..............................................................................................56
     7.2  Affirmative Covenants..................................................................................62
     7.3  Negative Covenants.....................................................................................64
     7.4  Financial Covenants....................................................................................72



ARTICLE VIII:  DEFAULTS
     8.1  Defaults...............................................................................................73
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
ARTICLE IX:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES
     9.1  Termination of Commitments; Acceleration...............................................................76
     9.2  Defaulting Lender......................................................................................76
     9.3  Amendments.............................................................................................77
     9.4  Preservation of Rights.................................................................................78



ARTICLE X:  GENERAL PROVISIONS
     10.1  Survival of Representations...........................................................................79
     10.2  Governmental Regulation...............................................................................79
     10.3  Performance of Obligations............................................................................79
     10.4  Headings..............................................................................................79
     10.5  Entire Agreement......................................................................................79
     10.6  Several Obligations; Benefits of this Agreement.......................................................80
     10.7  Expenses; Indemnification.............................................................................80
     10.8  Numbers of Documents..................................................................................82
     10.9  Accounting............................................................................................82
     10.10  Severability of Provisions...........................................................................82
     10.11  Nonliability of Lenders..............................................................................82
     10.12  GOVERNING LAW........................................................................................82
     10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL..............................................82



ARTICLE XI:  THE AGENT
     11.1  Appointment; Nature of Relationship...................................................................84
     11.2  Powers................................................................................................84
     11.3  General Immunity......................................................................................84
     11.4  No Responsibility for Loans, Creditworthiness, Recitals, Etc..........................................84
     11.5  Action on Instructions of Lenders.....................................................................85
     11.6  Employment of Agents and Counsel......................................................................85
     11.7  Reliance on Documents; Counsel........................................................................85
     11.8  The Agent's Reimbursement and Indemnification.........................................................85
     11.9  Rights as a Lender....................................................................................86
     11.10  Lender Credit Decision...............................................................................86
     11.11  Successor Agent......................................................................................86
     11.12  Collateral Documents.................................................................................86



ARTICLE XII:  SETOFF; RATABLE PAYMENTS
     12.1  Setoff................................................................................................87
     12.2  Ratable Payments......................................................................................87
     12.3  Application of Payments...............................................................................87
     12.4  Relations Among Lenders...............................................................................88
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
ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
     13.1  Successors and Assigns................................................................................88
     13.2  Participations........................................................................................89
     13.3  Assignments...........................................................................................90
     13.4  Confidentiality.......................................................................................91
     13.5  Dissemination of Information..........................................................................91



ARTICLE XIV:  NOTICES
     14.1  Giving Notice.........................................................................................92
     14.2  Change of Address.....................................................................................92



ARTICLE XV:  COUNTERPARTS


                                      -iv-

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                             EXHIBITS AND SCHEDULES


                                    EXHIBITS
                                    --------


EXHIBIT A   --    Commitments
                  (Definitions)

EXHIBIT B   --    Form of Revolving Note
                  (Definitions)

EXHIBIT C   --    Form of Borrowing Base Certificate
                  (Definitions)

EXHIBIT D   --    Form of Borrowing Notice (Section 2.6)

EXHIBIT E   --    Form of Request for Letter of Credit (Section 3.3)

EXHIBIT F   --    Form of Assignment and Acceptance Agreement
                  (Sections 2.18 and 13.3)

EXHIBIT G   --    Form of Borrower's Counsel's Opinion
                  (Section 5.1)

EXHIBIT H   --    List of Closing Documents
                  (Section 5.1)

EXHIBIT I   --    Form of Officer's Certificate
                  (Sections 5.2 and 7.1(A)(iv))

EXHIBIT J   --    Form of Compliance Certificate
                  (Sections 5.2 and 7.1(A)(iv))

EXHIBIT K   --    Form of Subordinated Promissory Note
                  (Definitions)


                                      -v-

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                                    SCHEDULES
                                    ---------


Schedule 1.1.1 -- Permitted Existing Indebtedness (Definitions)

Schedule 1.1.2 -- Permitted Existing Investments (Definitions)

Schedule 1.1.3 -- Permitted Existing Liens (Definitions)

Schedule 6.3   -- Conflicts; Governmental Consents (Section 6.3)

Schedule 6.4   -- Pro Forma Financial Statements (Section 6.4(A))

Schedule 6.7   -- Litigation; Loss Contingencies (Section 6.7)

Schedule 6.8   -- Subsidiaries (Section 6.8)

Schedule 6.9   -- ERISA (Section 6.9)

Schedule 6.16  -- Insurance (Sections 6.16 and 7.2(E))

Schedule 6.18  -- Environmental Matters (Section 6.18)

Schedule 7.3   -- Transactions with Shareholders and Affiliates (Section 7.3(H))


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




                                CREDIT AGREEMENT


         This Credit Agreement dated as of June 9, 1998 is entered into among American Architectural Products Corporation, a Delaware corporation, Eagle &
Taylor Company, a Delaware corporation, Forte, Inc., an Ohio corporation,
Western Insulated Glass, Co., an Arizona corporation, Thermetic Glass, Inc., a
Delaware corporation, Binnings Building Products, Inc., a Delaware corporation,
Danvid Window Company, a Delaware corporation, Modern Window Acquisition
Corporation, a Delaware corporation, American Glassmith Acquisition Corporation, a Delaware corporation, VinylSource, Inc., a Delaware corporation, Weather-Seal
Acquisition Corporation, a Delaware corporation, Eagle Window & Door Center,
Inc., a Delaware corporation, Denver Window Acquisition Corporation, a Delaware corporation, AAPC One Acquisition Corporation, a Delaware corporation, and AAPC
Two Acquisition Corporation, a Delaware corporation, as Borrowers, the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to SECTION 13.3, and BankBoston, N.A., in its capacity as contractual representative for itself and the other Lenders. The parties hereto agree as follows:


ARTICLE I:  DEFINITIONS
----------  -----------

         1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         As used in this Agreement:

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any of the Borrowers or any of their respective Subsidiaries (i) acquires any ongoing business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the Loans made by the Lenders to any of the Borrowers of the same Type and, in the case of Eurodollar Rate Advances, for the same Interest Period.

         "AFFECTED LENDER" is defined in SECTION 2.18 hereof.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "AGENT" means BankBoston in its capacity as contractual representative for itself and the Lenders pursuant to ARTICLE XI hereof and any successor Agent appointed pursuant to ARTICLE XI hereof.

         "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is Twenty-five Million and 00/100 Dollars ($25,000,000.00).

         "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements referred to in
SECTION 6.4(B)(1) hereof, PROVIDED, HOWEVER, that with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement, applied in a manner consistent with that used in preparing the financial statements referred to in
SECTION 6.4(A) hereof.

         "ALTERNATE BASE RATE" means, the higher of (i) the annual rate of interest announced from time to time by BankBoston at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (?%) above the Federal Funds Effective Rate.

         "APPLICABLE EURODOLLAR MARGIN" means, as at any date of determination, the rate per annum then applicable to Eurodollar Rate Loans determined in accordance with the provisions of SECTION 2.13(D)(II) hereof.

         "APPLICABLE FLOATING MARGIN" means, as at any date of determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of SECTION 2.13(D)(II) hereof.

         "APPLICABLE L/C FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the Applicable Eurodollar Margin in effect on such date.

         "ASSIGNMENT AGREEMENT" shall mean an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 13.3 hereof in substantially the form of Exhibit F.

         "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person).

         "AUTHORIZED OFFICER" means, with respect to any of the Borrowers, any of the President or Chief Financial Officer, acting singly.

         "BANKBOSTON" means BankBoston, N.A., and its successors and assigns.

         "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BORROWER" means any of American Architectural Products Corporation, a Delaware corporation, Eagle & Taylor Company, a Delaware corporation, Forte, Inc., an Ohio corporation, Western Insulated Glass, Co., an Arizona corporation, Thermetic Glass, Inc., a Delaware corporation, Binnings Building Products, Inc., a Delaware corporation, Danvid Window Company, a Delaware corporation, Modern Window Acquisition Corporation, a Delaware corporation, American Glassmith Acquisition Corporation, a Delaware corporation, VinylSource, Inc., a Delaware corporation, Weather-Seal Acquisition Corporation, a Delaware corporation, Eagle Window & Door Center, Inc., a Delaware corporation, Denver Window Acquisition Corporation, a Delaware corporation, AAPC One Acquisition Corporation, a Delaware corporation, and AAPC Two Acquisition Corporation, a Delaware corporation (taken together, the "BORROWERS"), together with their respective successors and assigns, including any debtor-in-possession on behalf of any of the Borrowers.

         "BORROWER PLEDGE AGREEMENT(S)" means those certain Share Pledge Agreements of even date herewith executed by the Borrowers in favor of the Agent for the benefit of the holders of Secured Obligations, as amended, restated or otherwise modified from time to time pledging 100% of the stock of each of the Borrowers' Subsidiaries.

         "BORROWING BASE" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent, equal to: (i) eighty-five percent (85%) of the Gross Amount of the Borrowers' Eligible Receivables; PLUS (ii) the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the sum of (1) fifty percent (50%) of the raw materials component and forty percent (40%) of the finished goods component of the Gross Amount of Eligible Inventory of VinylSource, Inc. and 0% of any other portion of the Inventory of VinylSource, Inc., (2) fifty percent (50%) of the raw materials component and fifty percent (50%) of the finished goods component of the Gross Amount of Eligible Inventory of Taylor Building Products and 0% of any other portion of the Inventory of Taylor Building Products, (3) fifty percent (50%) of the stock wood component of the Gross Amount of Eligible Inventory of Eagle & Taylor Company and 0% of any other portion of the Inventory of Eagle & Taylor Company,
(4) twenty-five percent (25%) of the raw materials component and fifty percent (50%) of the finished goods component of the Gross Amount of Eligible Inventory of Binnings Building Products, Inc., (5) fifty percent (50%) of the finished goods component of the Gross Amount of Eligible Inventory of Weather-Seal Acquisition Corporation where such Inventory is manufactured at its Ottawa Plant and 0% of any other portion of its Inventory at the Ottawa Plant, (6) fifty percent (50%) of the finished goods component of the Gross Amount of Eligible Inventory of Weather-Seal Acquisition Corporation where such Inventory is manufactured at its Winesburg Plant and 0% of any other portion of its Inventory at the Winesburg Plant, (7) fifty percent (50%) of the raw glass component and fifty percent (50%) of the trans-heat mirror film component of the Gross Amount of Eligible Inventory of Weather-Seal Acquisition Corporation where such Inventory is manufactured at its Orrville Glass Plant and 0% of any other portion of its Inventory at the Orrville Glass Plant, (8) fifty percent (50%) of the finished goods component of the Gross Amount of Eligible Inventory of Weather-Seal Acquisition Corporation where such Inventory is manufactured at its Orrville Window Plant and 0% of any other portion of its Inventory at the Orrville Window Plant, and (9) sixty percent (60%) of the raw billets component and fifty percent (50%) of the finished goods component of the Gross Amount of Eligible Inventory of Weather-Seal Acquisition Corporation where such Inventory is manufactured at its Boardman Aluminum Plant and 0% of any other portion of its Inventory at the Boardman Aluminum Plant.

         "BORROWING BASE CERTIFICATE" means a certificate, in substantially the same form of Exhibit C attached hereto and made a part hereof, setting forth the Borrowing Base and the component calculations thereof.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in SECTION 2.6 hereof.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurodollar Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Boston, Massachusetts and New York, New York and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Boston, Massachusetts and New York, New York.

         "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness) by each of the Borrowers and their respective Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of each of the Borrowers and their respective Subsidiaries.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations for any such deposits with a term of more than ninety (90)
days); (iii) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.); and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. or P-1 (or better) by Moody's Investors Service, Inc.; PROVIDED that the maturities of such Cash Equivalents shall not exceed 365 days.

         "CHANGE" is defined in SECTION 4.2 hereof.

         "CHANGE OF CONTROL" means (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of any of the Borrowers and their respective Subsidiaries; or (b) a majority of the Board of Directors of any Borrower or of any direct or indirect holding company thereof shall consist of Persons who are not Continuing Directors of any Borrower; or (c) the acquisition by any Person of the power, directly or indirectly, to vote or direct the voting of securities having more than 35% of the ordinary voting power for the election of directors of any Borrower or of any direct or indirect holding company thereof; provided that no Change of Control shall be deemed to occur pursuant to this clause (c) so long as the Management Group owns an amount of securities representing the power, directly or indirectly, to vote or direct the voting of securities having more than 50.0% of the ordinary voting power for the election of directors of any Borrower or of any direct or indirect holding company thereof.

         "CLOSING DATE" means the date on which the initial Revolving Loans are advanced hereunder.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means all property and interests in property now owned or hereafter acquired by any of the Borrowers or any of their respective Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Holders of Secured Obligations, or to the Agent, for the benefit of the Lenders, whether under the Security Agreement, under any of the other Collateral Documents or under any of the other Loan Documents.

         "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement, including, without limitation, the Security Agreement, the Borrower Pledge Agreements, the Collection Account Agreements, and all other security agreements, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of any of the Borrowers or any of their respective Subsidiaries and delivered to the Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

         "COLLECTION ACCOUNT" means each lock-box and blocked depository account maintained by the Borrowers, subject to a Collection Account Agreement, for the collection of Receivables and other proceeds of Collateral.

         "COLLECTION ACCOUNT AGREEMENT" means a written agreement among one of the Borrowers, the Agent, and, as applicable, each of the banks at which such Borrowers maintain a Collection Account in substantially the Form Attached as EXHIBIT C to the Security Agreement or such other form as may be reasonably acceptable to the Agent.

         "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "COMMITMENT" means, for each Lender, collectively, such Lender's Revolving Loan Commitment.

         "CONSOLIDATED ASSETS" means the total assets of the Borrowers and their respective Subsidiaries on a consolidated basis, calculated in accordance with Agreement Accounting Principles.

         "CONSOLIDATED NET WORTH" means, at a particular date, all amounts which would be included under shareholders' equity for the Borrowers and their consolidated Subsidiaries determined in accordance with Agreement Accounting Principles, calculated in accordance with Agreement Accounting Principles.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

         "CONTINUING DIRECTOR" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of this Agreement or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the

Code) with any Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Borrower, any corporation described in CLAUSE (I) above or any partnership or trade or business described in CLAUSE (II) above.

         "CONTROLLED SUBSIDIARY" of any Person means a Subsidiary of such Person
(i) 90% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more wholly-owned Subsidiaries of such Person and (ii) of which such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

         "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.8(D) hereof.

         "CURE LOAN" is defined in SECTION 9.2(III) hereof.

         "CUSTOMARY PERMITTED LIENS" means:

                  (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                  (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; PROVIDED that (A) all such Liens do not in the aggregate materially detract from the value of any Borrower's or its respective Subsidiary's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $2,000,000;

                  (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the applicable Borrower or any of its respective Subsidiaries;

                  (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against any Borrower or any of its respective Subsidiaries which do not constitute a Default under SECTION 8.1(H) hereof;

                  (vi) any interest or title of the lessor in the property subject to any operating lease entered into by any Borrower or any of its respective Subsidiaries in the ordinary course of business;

                  (vii) licenses of intellectual property granted in the ordinary course of business;

                  (viii) leases or subleases of any real property owned or held by any Borrower;

                  (ix) Liens incurred in the ordinary course of business pursuant to construction upon or improvement of any Borrower's real property, PROVIDED that such Liens shall be discharged within 90 days after the completion of the construction upon or improvement of the above-mentioned real property;

                  (x)  Liens incurred under any Collateral Document; and

                  (xi) Liens in favor of any regulatory agency within the United States where such agency controls the payment of duties upon goods imported into the United States by any Borrower.

         "DEFAULT" means an event described in ARTICLE VIII hereof.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States.

         "EBITDA" means, for any period, on a consolidated basis for the Borrowers and their respective Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, PLUS (ii) Interest Expense, PLUS
(iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, PLUS (iv) depreciation expense to the extent deducted in computing Net Income, PLUS (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, PLUS (vi) other non-cash charges classified as long-term deferrals in accordance with Agreement Accounting Principles to the extent deducted in computing Net Income, PLUS (vii) other extraordinary non-cash charges to the extent deducted in computing Net Income.

         "ELIGIBLE INVENTORY" means Inventory of any Borrower which is held, by a Borrower or any party contractually obligated to store or handle such Inventory, for sale or lease in the ordinary course of business or furnished under any contract of service by a Borrower which continues to meet standards of eligibility from time to time established in accordance with this Agreement. Standards of eligibility will be established by the Agent in its reasonable credit judgment and may be revised from time to time by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious and is consistent with the standards of eligibility and credit judgement applied by the Agent to other borrowers). In general, without limiting the foregoing, the following inventory is not Eligible
Inventory:

         (i) Inventory which is obsolete, not in good condition, not either currently usable or currently saleable in the ordinary course of the relevant Borrower's business or does not meet all material standards imposed by any governmental authority having regulatory authority over such item of Inventory, its use or its sale;

         (ii) Inventory consisting of packaging material, supplies or work in process;

         (iii) Inventory which (a) is consigned to a third party for sale or (b) is on consignment from a third party to any Borrower for sale;

         (iv) Inventory which consists of goods in transit which has been sold to a dealer or distributor of any Borrower and is in the process of being delivered to that dealer or distributor;

         (v) Inventory which is subject to a Lien in favor of any Person other than the Agent;

         (vi) Inventory with respect to which the Agent does not have a first and valid fully-perfected security interest;

         (vii) Inventory which is not located either (a) on any Borrower's owned premises in the United States listed on Schedule 2 to the relevant Borrower's Security Agreement or (b) in other owned or leased premises, warehouses or with bailees in the United States not listed on Schedule 2 to the relevant Borrower's Security Agreement permitted to be established under such Security Agreement, in each case in connection with which the Agent shall have received landlord, mortgagee, bailee and/or warehousemen's access and lien waiver agreements, as applicable, in each case in form and substance acceptable to the Agent.

         (viii) Inventory which is evidenced by a Receivable;

         (ix) Inventory which has been returned to any Borrower, including, without limitation, Inventory which has been used by customers of any Borrower or other Persons for demonstration or marketing purposes; and

         (x) Inventory which is not in full conformity with the representations and warranties made by any Borrower to the Agent with respect thereto whether contained in this Agreement or the Security Agreement executed by such Borrower.

         (xi) Inventory of Forte, Inc. or Danvid Window Company.

Without limiting the foregoing, (i) Inventory of any Borrower which is acquired pursuant to a Permitted Acquisition or created from a line of business acquired pursuant to a Permitted Acquisition shall not be deemed Eligible Inventory unless and until the Agent, after concluding any due diligence it reasonably deems necessary (which the Agent agrees to undertake as soon as reasonably practicable after the Borrowers have provided it with access to the information and/or Persons necessary to conduct such due diligence), shall be satisfied as to the condition thereof, that such Inventory is of the same general collateral value as the Borrowers' Inventory prior to such Acquisition and that such Inventory would otherwise meet the standards of eligibility set forth herein (including, without limitation, perfection of the Agent's security interests in such Inventory) but for the fact that it was acquired by a Borrower outside of the ordinary course of business; and (ii) Inventory acquired pursuant to such Permitted Acquisition or created from a line of business acquired pursuant to such Permitted Acquisition may be deemed Eligible Inventory from and after such Permitted Acquisition if the foregoing determinations have been made to the Agent's satisfaction. To the extent that the Agent's due diligence reveals the existence of facts which indicate that the acquired Inventory in a Permitted Acquisition is not of similar collateral value as the Inventory of any Borrower analyzed in connection with establishing the initial Borrowing Base percentages, the Agent shall have the option, in lieu of treating such Inventory as ineligible, to set a lower Borrowing Base percentage for such Inventory, it being understood and agreed that before doing so, the Agent will discuss its analysis with Holdings.

         "ELIGIBLE RECEIVABLES" means Receivables created by any Borrower in the ordinary course of its business arising out of the sale of goods or rendition of services by any Borrower, which Receivables are and at all times shall continue to meet standards of eligibility from time to time established in accordance with this Agreement. Standards of eligibility will be established by the Agent in its reasonable credit judgment and may be revised from time to time by the Agent in its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious and is consistent with the standards of eligibility and credit judgement applied by the Agent to other borrowers). In general, without limiting the foregoing, the following Receivables are not Eligible Receivables:

         (i) Receivables which remain unpaid ninety (90) days after the date of the original applicable invoice or sixty (60) days after the due date, whichever is earlier;

         (ii) all Receivables owing by a single account debtor if fifty percent (50%) of the balance owing by such account debtor, calculated without taking into account any credit balances of such account debtor, remains unpaid ninety
(90) days after the date of the original applicable invoice or sixty (60) days after the due date, whichever is earlier;

         (iii) Receivables with respect to which the account debtor is a director, officer, employee, Subsidiary or Affiliate of any Borrower;

         (iv) if the Agent, in its discretion, elects to treat such Receivables as ineligible Receivables with respect to which the account debtor is any federal governmental authority, the United States of America or any department or agency thereof, unless with respect to any such Receivable, the Borrower has complied to the Agent's satisfaction with the provisions of the Federal Assignment of Claims Act or other applicable statutes, including, without limitation, executing and delivering to Agent all statements of assignment and/or notification which are in form and substance acceptable to Agent and which are deemed necessary by Agent to effectuate the assignment to the Agent of such Receivables;

         (v) Receivables not denominated in U.S. Dollars;

         (vi) Receivables with respect to which the account debtor is not a resident of the United States, unless the account debtor has supplied a Borrower with an irrevocable letter of credit issued by a financial institution satisfactory to the Agent sufficient to cover such Receivable in form and substance satisfactory to the Agent;

         (vii) Receivables with respect to which the account debtor has (a) asserted a counterclaim, (b) a right of setoff, or (c) a receivable owing from any Borrower but only to the extent of such counterclaim, setoff or receivable;

         (viii) Receivables with respect to which the Agent does not have a first and valid fully perfected and enforceable security interest for which notice has been provided to the applicable Borrower;

         (ix) Receivables with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, trustee or assignee for the benefit of creditors;

         (x) Receivables with respect to which the account debtor's obligation to pay the Receivable is conditional upon the account debtor's approval or is otherwise subject to any contractual repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which account debtors are entitled to return Inventory on the basis of the quality of such Inventory) or consignment basis;

         (xi) Receivables with respect to which the account debtor is located in Minnesota (or any other jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law requiring such Person to file a business activity report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws); PROVIDED, HOWEVER, such Receivables shall nonetheless be eligible if the Borrower has filed a business activity report (or other applicable report or filing) with the applicable state office by the time required or is qualified to do business in such jurisdiction and, at the time the Receivable was created, was qualified to do business in such jurisdiction or had on file with the applicable state office a current business activity report (or other applicable report or filing);

         (xii) Receivables with respect to which the account debtor's obligation does not constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms;

         (xiii) Receivables with respect to which any Borrower has not yet shipped the applicable goods, performed the applicable service or issued the applicable invoice;

         (xiv ) any Receivable which is not in conformity with the representations and warranties made by any Borrower to the Agent with respect thereto whether contained in this Agreement or the relevant Security Agreement;

         (xv) Receivables in connection with which any Borrower or any other party to such Receivable is in default in the performance or observance of any of the terms thereof in any material respect; and

         (xvi) Receivables for which the prospect of payment or performance by the account debtor is or will be impaired as determined by the Agent in the exercise of its reasonable credit judgment (which credit judgment shall not be exercised in a manner that is arbitrary or capricious).

         (xvii) Receivables owed to Forte, Inc.

Without limiting the foregoing, (i) Receivables of any Borrower which are acquired pursuant to a Permitted Acquisition or created from a line of business acquired pursuant to a Permitted Acquisition shall not be deemed Eligible Receivables unless and until the Agent, after concluding any due diligence it reasonably deems necessary (which the Agent agrees to undertake as soon as reasonably practicable after the Borrowers have provided it with access to the information and/or Persons necessary to conduct such due diligence), shall be satisfied as to the condition thereof, that such Receivables are of the same general collateral value as the Borrowers' Receivables prior to such Acquisition and that such Receivables would otherwise meet the standards of eligibility set forth herein (including, without limitation, perfection of the Agent's security interests in such Receivables) but for the fact that it was acquired by a

Borrower outside of the ordinary course of business; and (ii) Receivables acquired pursuant to such Permitted Acquisition or created from a line of business acquired pursuant to such Permitted Acquisition may be deemed Eligible Receivables from and after such Permitted Acquisition if the foregoing determinations have been made to the Agent's satisfaction. To the extent that the Agent's due diligence reveals the existence of facts which indicate that the acquired Receivables in a Permitted Acquisition is not of similar collateral value as the Receivables of the Borrowers analyzed in connection with establishing the initial Borrowing Base percentages, the Agent shall have the option, in lieu of treating such Receivables as ineligible, to set a lower Borrowing Base percentage for such Receivables, it being understood and agreed that before doing so, the Agent will discuss its analysis with Holdings.

         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ? 9601 ET SEQ., the Occupational Safety and Health Act of 1970, 29 U.S.C. ? 651 ET SEQ., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ? 6901 ET SEQ., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EURODOLLAR BASE RATE" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to the rate of interest (rounded upward to the nearest 1/16 of one percent) at which BankBoston offers Dollar deposits two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market in London, England, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the Eurodollar Base Rate applicable to such Interest Period PLUS the then Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EURODOLLAR RATE ADVANCE" means an Advance which bears interest at the Eurodollar Rate.

         "EURODOLLAR RATE LOAN" means a Loan, or portion thereof, which bears interest at the Eurodollar Rate.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for on such day on such transactions received by BankBoston from three Federal funds brokers of recognized standing selected by BankBoston.

         "FINANCING" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests of such Person or any Indebtedness consisting of debt securities of such Person.

         "FIXED CHARGE COVERAGE RATIO" is defined in SECTION 7.4(A) hereof.

         "FLOATING RATE" means, for any day for any Revolving Loan, a rate per annum equal to the Alternate Base Rate for such day, changing and as the Alternate Base Rate changes, PLUS the then Applicable Floating Margin.

         "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "GOVERNMENTAL ACTS" is defined in SECTION 3.9(A) hereof.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GROSS AMOUNT OF ELIGIBLE INVENTORY" means Eligible Inventory valued at cost determined on a first-in-first-out basis (determined in accordance with GAAP, consistently applied) minus the value of reserves which have been recorded by any Borrower with respect to obsolete, slow-moving or excess Inventory and such other reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious and is consistent with the standards of eligibility and credit judgement applied by the Agent to other borrowers).

         "GROSS AMOUNT OF ELIGIBLE RECEIVABLES" means the outstanding face amount of Eligible Receivables, determined in accordance with GAAP, consistently applied, less (i) all finance charges, late fees and other fees that are unearned, (ii) the value of any accrual which has been recorded by any Borrower with respect to downward price adjustments, and (iii) such other reserves as the Agent elects to establish in accordance with its reasonable credit judgment (which credit judgment shall be exercised in a manner that is not arbitrary or capricious and is consistent with the standards of eligibility and credit judgement applied by the Agent to other borrowers).

         "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

         "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "HOLDERS OF SECURED OBLIGATIONS" means the holders of the Secured Obligations from time to time and shall include their respective successors, transferees and assigns.

         "HOLDINGS" means American Architectural Products Corporation, its successors and assigns.

         "INDEBTEDNESS" of any Person means, without duplication, such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such

Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations with respect to letters of credit, (h) Hedging Obligations and (i) Off Balance Sheet Liabilities. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

         "INDEMNIFIED MATTERS"  is defined in SECTION 10.7(B) hereof.

         "INDEMNITEES" is defined in SECTION 10.7(B) hereof.

         "INTEREST EXPENSE" means, for any period, the total interest expense of any Borrower and its respective consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment and letter of credit fees), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with Agreement Accounting Principles.

         "INTEREST PERIOD" means, with respect to a Eurodollar Rate Loan, a period of one (1), two (2) or three (3) months commencing on a Business Day selected by a Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two or three months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INTEREST RATE AGREEMENTS" is defined in SECTION 7.3(Q) hereof.

         "INVENTORY" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by a Borrower, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of a Borrower, and shall include all right, title and interest of a Borrower in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by a Borrower.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "ISSUING BANKS" means BankBoston and any other Lender which, at a Borrower's request, agrees, in each such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit, and their respective successors and assigns, in each case in such Lender's separate capacity as an issuer of Letters of Credit pursuant to SECTION 3.1. The designation of any Lender as an Issuing Bank after the date hereof shall be subject to the prior written consent of the Agent.

         "L/C DRAFT" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

         "L/C INTEREST" shall have the meaning ascribed to such term in SECTION
3.5 hereof.

         "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by a Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "LETTER OF CREDIT" means the letters of credit to be issued by the Issuing Banks pursuant to SECTION 3.1 hereof.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN(S)" means, with respect to a Lender, such Lender's portion of any Advance made pursuant to SECTION 2.1 hereof whether made or continued as or converted to Floating Rate Loans or Eurodollar Rate Loans.

         "LOAN ACCOUNT" is defined in SECTION 2.13(F) hereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "LOUISIANA-PACIFIC ACQUISITION" means the acquisition by the Borrowers of substantially all of the assets of Louisiana-Pacific Corporation's Weather-Seal Division pursuant to that certain Asset Purchase Agreement dated as of June 5, 1998 between Weather-Seal Acquisition Corporation, a Delaware corporation and Louisiana-Pacific Corporation, a Delaware corporation ("L-P Asset Purchase Agreement").

         "L-P ASSET PURCHASE AGREEMENT" is defined in the definition of Louisiana-Pacific Acquisition.

         "MANAGEMENT GROUP" means George S. Hofmeister, Frank J. Amedia and AAP Holdings, Inc. and each member of the immediate family of any of the foregoing natural persons and any trust or similar device created for the benefit of any one or more of the foregoing and each Person which acquires a direct or indirect beneficial ownership interest in shares of Capital Stock of any Borrower as an executor or administrator for or by way of inheritance or bequest from one or more of the foregoing natural persons following the death of such Person.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower, or any Borrower and its respective Subsidiaries, taken as a whole, (b) the ability of any Borrower or any of its respective Subsidiaries to perform their respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Agent to enforce in any material respect the Obligations.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any member of the Controlled Group.

         "NET CASH PROCEEDS" from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Sale) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, (iii) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale, PROVIDED, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Cash Proceeds shall be increased by the amount of such reduction to reserves, and retained by any Borrower or any Subsidiary of such Borrower after such Asset Sale and (iv) any portion of the purchase price from an Asset Sale placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale), PROVIDED, however, that upon the termination of such escrow, Net Cash Proceeds shall be increased by any portion of funds therein released to any Borrower or its Subsidiaries.

         "NET INCOME" means, for any period, the net earnings (or loss) after taxes of any Borrower and its respective Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "NON PRO RATA LOAN" is defined in SECTION 9.2 hereof.

         "NOTES" means the Revolving Notes.

         "NOTICE OF ASSIGNMENT" is defined in SECTION 13.3(B) hereof.

         "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by any Borrower to the Agent, any Lender, any Affiliate of the Agent or any Lender, or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees, and any other sum chargeable to a Borrower under this Agreement or any other Loan Document.

         "OFF BALANCE SHEET LIABILITIES" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called "synthetic" lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "OTHER TAXES" is defined in SECTION 2.13(E)(ii) hereof.

         "PARTICIPANTS" is defined in SECTION 13.2(a) hereof.

         "PAYMENT DATE" means the last Business Day of each month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" is defined in SECTION 7.3(G) hereof.

         "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of any Borrower and its respective Subsidiaries identified as such on SCHEDULE 1.1.1 to this Agreement.

         "PERMITTED EXISTING INVESTMENTS" means the Investments of any Borrower and its respective Subsidiaries identified as such on SCHEDULE 1.1.2 to this Agreement.

         "PERMITTED EXISTING LIENS" means the Liens on assets of any Borrower and its respective Subsidiaries identified as such on SCHEDULE 1.1.3 to this Agreement.

         "PERMITTED PURCHASE MONEY INDEBTEDNESS" is defined in SECTION 7.3(A)(vii) hereof.

         "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended, and (iv) does not contain terms (including, without limitation, terms relating to security, amortization, interest rate, premiums, fees, covenants, event of default and remedies) materially less favorable to the Borrowers or to the Lenders than those applicable to the Indebtedness being replaced, renewed, refinanced or extended.

         "PERSON" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "PRO RATA SHARE" means, with respect to any Lender, (i) at any time prior to the Closing Date, the percentage obtained by dividing (A) such Lender's Commitments at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the Aggregate Revolving Loan Commitment at such time and (ii) at any time after the Closing Date, the percentage obtained by dividing (A) the sum of such Lender's Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of the aggregate amount of the Aggregate Revolving Loan Commitment at such time; PROVIDED, HOWEVER, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Lender's Revolving Loans, by (y) the aggregate amount of all Revolving Loans.

         "PURCHASERS" is defined in SECTION 13.3(A) hereof.

         "RATE OPTION" means the Eurodollar Rate or the Floating Rate.

         "RECEIVABLE(S)" means and includes all of any Borrower's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of any Borrower to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "REGISTER" is defined in SECTION 13.3(C) hereof.

         "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by nonbank, nonbroker lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATION" is defined in SECTION 3.6 hereof.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person.

         "REPLACEMENT LENDER" is defined in SECTION 2.18 hereof.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, PROVIDED, HOWEVER, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); PROVIDED, HOWEVER, that, if any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan requested by any Borrower, which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans has not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; PROVIDED FURTHER, HOWEVER, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty percent (50%).

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESERVES" shall mean the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Borrower now or hereafter outstanding, (ii) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Borrower or any of its respective Subsidiaries now or hereafter outstanding,
(iii) any payments of principal or interest on or any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness other than the Obligations, and (iv) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any Indebtedness (other than the Obligations) or any Equity Interests of any Borrower or any of such Borrower's Subsidiaries, or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission.

         "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the lesser of the Aggregate Revolving Loan Commitment or the Borrowing Base at such time exceeds the Revolving Credit Obligations at such time.

         "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time, PLUS (ii) the L/C Obligations at such time.

         "REVOLVING LOAN" is defined in SECTION 2.1 hereof.

         "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on EXHIBIT A to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "REVOLVING LOAN TERMINATION DATE" means June 9, 2001.

         "REVOLVING NOTE" means a promissory note, in substantially the form of EXHIBIT B hereto, duly executed by each Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

         "RISK-BASED CAPITAL GUIDELINES" is defined in SECTION 4.2 hereof.

         "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Hedging Obligations owing under Interest Rate Agreements to any Lender or any affiliate of any Lender.

         "SECURITY AGREEMENT(S)" means those certain Security Agreements of even date herewith executed by each of the Borrowers in favor of the Agent for the benefit of the Holders of Secured Obligations as amended, restated or otherwise modified from time to time.

         "SELLER NOTE" means that certain Subordinated Promissory Note dated June 12, 1998 issued by Holdings to Louisiana-Pacific Corporation in the principal amount of $7,500,000 in substantially the form of the draft attached as EXHIBIT K to this Agreement.

         "SENIOR NOTES" means those certain Senior Notes due December 1, 2007 issued by American Architectural Products Corporation in the aggregate principal amount of $125,000,000.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SOLVENT" shall mean, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

                  (ii) it is then able and expects to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of any of the Borrowers.

         "TAXES" is defined in SECTION 2.13(E)(i) hereof.

         "TERMINATION DATE" means the earlier of (a) the Revolving Loan Termination Date, and (b) the date of termination of the Aggregate Revolving Loan Commitment pursuant to SECTION 2.4 hereof or the Commitments pursuant to
SECTION 9.1 hereof.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which such Borrower or such Controlled Group member was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of any Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on any Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "TRANSFEREE" is defined in SECTION 13.5 hereof.

         "TYPE" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Rate Loan.

         "UNFUNDED LIABILITIES" means (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "YEAR 2000 ISSUES" means any anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as it affects the business, operations and financial condition of any Borrower or any of its Subsidiaries.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence in the United States as of the date hereof.

         1.3 SUPPLEMENTAL DISCLOSURE. At any time at the request of the Agent and at such additional times as the Borrowers determine, each Borrower shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. Unless any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are not prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Agent or any Lender of any Default disclosed therein.


ARTICLE II:  THE REVOLVING LOAN FACILITIES

         2.1 REVOLVING LOANS. Upon the satisfaction of the conditions precedent set forth in SECTIONS 5.1 and 5.2, from and including the date of this Agreement and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to any Borrower from time to time, in Dollars, in an amount not to exceed such Lender's Pro Rata Share of Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); PROVIDED, HOWEVER, at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment or the Borrowing Base. Subject to the terms of this Agreement, any Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Closing Date shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in SECTION 2.8 and subject to the other conditions and limitations therein set forth and set forth in this ARTICLE II. On the Termination Date, the applicable Borrower shall repay in full the outstanding principal balance of the Revolving Loans. Each Advance under this SECTION 2.1 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share.

         2.2 RATE OPTIONS FOR ALL ADVANCES. The Revolving Loans may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the applicable Borrower in accordance with SECTION 2.8. The applicable Borrower may select, in accordance with SECTION 2.8, Rate Options and Interest Periods applicable to portions of the Revolving Loans; PROVIDED that there shall be no more than three (3) Interest Periods in effect with respect to all of the Loans at any time.

         2.3 OPTIONAL PAYMENTS; MANDATORY PREPAYMENTS.

         (A) OPTIONAL PAYMENTS. Each Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances. Eurodollar Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in SECTION 4.4, PROVIDED, that such Borrower may not so prepay Eurodollar Rate Advances unless it shall have provided at least three Business Days' written notice to the Agent of such prepayment.

         (B) MANDATORY PREPAYMENTS.

         (i) MANDATORY PREPAYMENTS OF REVOLVING LOANS. If at any time and for any reason the Revolving Credit Obligations are greater than the Aggregate Revolving Loan Commitment or the Borrowing Base, the Borrowers shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

         (ii) Upon the consummation of any Asset Sale or any Financing by Holdings, any other Borrower or any Subsidiary of any Borrower, other than (1) Asset Sales permitted pursuant to Section 7.3(B)(i) and (ii); (2) equity contributions, the Net Cash Proceeds of which are used to fund all or a portion of the consideration in connection with a Permitted Acquisition; (3) Financings consisting of the issuance of Equity Interests to the extent the proceeds thereof are used to pay the Seller Note, to pay the Senior Notes, to repurchase Equity Interests in any of the Borrowers or are used to effect Permitted Acquisitions; and (4) proceeds from Indebtedness permitted pursuant to Section 7.3(A) and except (A) to the extent that the Net Cash Proceeds of such Asset Sale or Financing, when combined with the Net Cash Proceeds of all such Asset Sales and Financing during the immediately preceding twelve-month period, do not exceed $200,000 and (B) as provided in the second sentence of this Section 2.3(B)(ii), within three (3) Business Days after any Borrower's or any of its Subsidiaries' (i) receipt of any Net Cash Proceeds from any such Asset Sale or Financing, or (ii) conversion to cash or Cash Equivalents of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale or Financing, the Borrowers shall make a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or such proceeds converted from non-cash to cash or Cash Equivalents. Net Cash Proceeds of Asset Sales with respect to which the Borrower shall have given the Agent written notice of its intention to replace the assets within six (6) months following such Asset Sale shall not be subject to the provisions of the first sentence of this Section 2.3(B)(ii) unless and to the extent that such six-month period shall have expired without such replacement having been made or a Default has occurred at any time during that six-month period.

         (iii) Nothing in this Section 2.3(B) shall be construed to constitute the Lenders' consent to any transaction referred to in paragraph (ii) above which is not expressly permitted by the terms of this Agreement.

         (iv) Each mandatory prepayment required by paragraphs (i) and (ii) of this Section 2.3(B) shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be allocated and applied to the Obligations according to Section 12.3 herein.

         (v) Subject to the preceding provisions of this SECTION 2.3(B), all of the mandatory prepayments made under this SECTION 2.3(B) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

         2.4 REDUCTION OF COMMITMENTS. Each Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole), upon at least one Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.5 METHOD OF BORROWING. Not later than 3:00 p.m. (Boston time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans, in funds immediately available in Boston to the Agent at its address specified pursuant to ARTICLE XIV. The Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Agent's aforesaid address.

         2.6 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR ADVANCES. The applicable Borrower shall select the Type of Advance and, in the case of each Eurodollar Rate Advance, the Interest Period applicable to each Advance from time to time. Such Borrower shall give the Agent irrevocable notice in substantially the form of EXHIBIT D hereto (a "BORROWING NOTICE") not later than 10:00 a.m. (Boston time) (a) on the Borrowing Date of each Floating Rate Advance and (b) three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurodollar Rate Advance, the Interest Period applicable thereto. The applicable Borrower shall select Interest Periods so that, to the best of the such Borrower's knowledge, it will not be necessary to prepay all or any portion of any Eurodollar Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Advance.

         2.7 MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Rate Advance (other than an Advance to repay a Reimbursement Obligation) shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

         2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR CONVERSION AND CONTINUATION OF ADVANCES.

         (A) RIGHT TO CONVERT. The applicable Borrower may elect from time to time, subject to the provisions of SECTION 2.2 and this SECTION 2.8, to convert all or any part of a Loan of any Type into any other Type or Types of Loans; PROVIDED that any conversion of any Eurodollar Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) AUTOMATIC CONVERSION AND CONTINUATION. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans. Eurodollar Rate Loans shall continue as Eurodollar Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loans shall be automatically converted into Floating Rate Loans unless the applicable Borrower shall have given the Agent notice in accordance with SECTION 2.8(D) requesting that, at the end of such Interest Period, such Eurodollar Rate Loans continue as a Eurodollar Rate Loan.

         (C) NO CONVERSION POST-DEFAULT OR POST-UNMATURED DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.8(A) or SECTION 2.8(B), no Loan may be converted into or continued as a Eurodollar Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

         (D) CONVERSION/CONTINUATION NOTICE. The applicable Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 11:00 a.m. (Boston time) three Business Days prior to the date of the requested conversion or continuation, specifying:
(1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amount of Eurodollar Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period applicable thereto.

         2.9 DEFAULT RATE. After the occurrence and during the continuance of a Default, at the option of the Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the fees payable under
SECTION 3.7 with respect to Letters of Credit shall be increased by two and one-half percent (2.5%) per annum above the Floating Rate.


         2.10 METHOD OF PAYMENT. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrowers, by 2:00 p.m. (Boston time) on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds which the Agent received at its address specified pursuant to ARTICLE XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. Each Borrower authorizes the Agent to charge the account of such Borrower maintained with BankBoston for each payment of principal, interest and fees as it becomes due hereunder.

         2.11 NOTES. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; PROVIDED, HOWEVER, that the failure to so record shall not affect each Borrower's obligations under any such Note.

         2.12 TELEPHONIC NOTICES. Each of the Borrowers authorizes the Lenders and the Agent to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrowers. Each Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Agent or the Lender, as applicable, shall promptly notify the Authorized Officer who provided such confirmation of such difference.

         2.13 PROMISE TO PAY; INTEREST, COMMITMENT FEES AND TERMINATION FEES; INTEREST PAYMENT DATES; INTEREST AND FEE BASIS; TAXES; LOAN AND CONTROL ACCOUNTS.

         (A) PROMISE TO PAY. Each Borrower, jointly and severally, unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by a Borrower, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

         (B) INTEREST PAYMENT DATES. Interest accrued on each Floating Rate Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation,
(ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

         (C) COMMITMENT FEES. (i) The Borrowers shall pay to the Agent, for the account of the Lenders in accordance with their Pro Rata Shares, from and after the Closing Date until the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole, a commitment fee accruing at the rate of three-eighths of one percent (.375%) on the amount by which (A) the Aggregate Revolving Loan Commitment in effect from time to time exceeds (B) the Revolving Credit Obligations in effect from time to time. All such commitment fees payable under this CLAUSE (C) shall be payable monthly in arrears on the last day of each month occurring after the Closing Date (with the first such payment being calculated for the period from the Closing Date and ending on June 30, 1998), and, in addition, on the date on which the Aggregate Revolving Loan Commitment shall be terminated in whole.

         (ii) If the Borrowers select to terminate this Agreement before June 9, 1999, the Borrowers shall pay a termination fee ("TERMINATION FEE") equal to one percent (1.0%) of the Aggregate Revolving Loan Commitment. The Termination Fee will be waived if such termination is in conjunction with a refinancing of the Commitments under this Agreement by BankBoston.

         (iii) The Borrowers agree to pay to the Agent for the sole account of the Agent (unless otherwise agreed between the Agent and any Lender) the fees set forth in the letter agreement between the Agent and the Borrowers dated June 9, 1998, payable at the times and in the amounts set forth therein.

         (D) INTEREST AND FEE BASIS; APPLICABLE EURODOLLAR MARGIN AND APPLICABLE FLOATING RATE MARGIN.

         (i) Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 2:00 p.m. (Boston time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         (ii) The Applicable Floating Rate and Applicable Eurodollar Margins shall be determined from time to time by reference to the table set forth below, on the basis of the then applicable Fixed Charge Coverage Ratio as described in
SECTION 7.4 contained herein:


--------------------------------------------------------------------------------------------------------------------
         Fixed Charge                       Applicable Floating Rate                  Applicable Eurodollar
        Coverage Ratio                        Margin for Revolving                    Margins for Revolving
                                                    Loans                                     Loans
--------------------------------------------------------------------------------------------------------------------

Less than 1.2 to 1.0                                     .250%                                 2.50%
--------------------------------------------------------------------------------------------------------------------

Greater than or equal to 1.2 to 1.0
but less than 1.5 to 1.0                                 .125%                                 2.25%
--------------------------------------------------------------------------------------------------------------------

Greater than or equal to 1.5 to 1.0
                                                          0%                                   2.00%
--------------------------------------------------------------------------------------------------------------------

         Upon receipt of the second Quarterly Report for each fiscal year, as provided for in SECTION 7.1(A)(ii), and the Annual Report provided for in
SECTION 7.1(A)(iii), the Applicable Floating Rate and Applicable Eurodollar Margins shall be adjusted, such adjustment being effective five (5) Business Days following the Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to SECTION 7.1(A)(iv); PROVIDED, that if the Borrowers shall not have timely delivered their financial statements in accordance with SECTION 7.1(A)(ii) or
(iii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate and Applicable Eurodollar Margins that the Fixed Charge Coverage Ratio was less than 1.2 to 1.0. Notwithstanding anything herein to the contrary, from the Closing Date to but not including the fifth Business Day following receipt of each Borrower's financial statements in accordance with SECTION 7.1(A)(iii) for the 1998 fiscal year, the Applicable Floating Rate and Applicable Eurodollar Rate Margins shall be determined based upon an assumption that the Fixed Charge Coverage Ratio is less than 1.2 to 1.0.

         (E) TAXES.

                  (i) Any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or Agent's, as the case may be, income by the United States of America or any Governmental Authority of the jurisdiction or any political subdivision of or taxing authority therein under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Installation (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.13(E)) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions, and (iii) the applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by any Borrower made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce such Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other Lending Installation of such Lender does not, in the judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments or such Lender.

                  (ii) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

                  (iii) Each Borrower indemnifies each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this SECTION 2.13(E)) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Agent under this SECTION 2.13(E) submitted to any Borrower and the Agent (if a Lender is so submitting) by such Lender or the Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, each Borrower shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender and the Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender or the Agent) to establish any tax credit to which such Lender or the Agent may be entitled.

                  (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by any Borrower, such Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (v) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this SECTION 2.13(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                  (vi) Without limiting the obligations of the Borrowers under this SECTION 2.13(E), each Lender that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to the Borrowers and the Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to SECTION 13.3, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to the Borrowers and the Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) of receiving payments of interest hereunder without deduction or withholding of United States federal income tax. Each such Lender further agrees to deliver to the Borrowers and the Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to the Borrowers and the Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Agent pursuant to this SECTION 2.13(E)(vi). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to the Borrowers and the Agent within fifteen (15) days prior to January 1, 1999, and every anniversary of such date thereafter on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to the Borrowers and the Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder). Each such certificate shall certify as to one of the following:

                           (a) that such Lender is capable of receiving payments
                  of interest hereunder without deduction or withholding of United States of America federal income tax;

                           (b) that such Lender is not capable of receiving
                  payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrowers and will not seek any such recovery from any Borrower; or

                           (c) that, as a result of the adoption of or any
                  change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrowers.

         Each Lender shall promptly furnish to the Borrowers and the Agent such additional documents as may be reasonably required by the Borrowers or the Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

         (F) LOAN ACCOUNT. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of each of the Borrowers to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

         (G) CONTROL ACCOUNT. The Register maintained by the Agent pursuant to
SECTION 13.3(C) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder, the type of Loan comprising such Advance and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to SECTION 13.3, (iii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each Lender hereunder or under the Notes, (iv) the amount of any sum received by the Agent from any Borrower hereunder and each Lender's share thereof, and
(v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (H) ENTRIES BINDING. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless a Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of such Borrower's receipt of such information.

         2.14 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND AGGREGATE REVOLVING LOAN COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.15 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Agent and the Borrowers, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.16 NON-RECEIPT OF FUNDS BY THE AGENT. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

         2.17 TERMINATION DATE. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrowers and the Lenders shall have been terminated (other than under Interest Rate Agreements or other agreements with respect to Hedging Obligations) and all of the Letters of Credit shall have expired, been cancelled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.18 REPLACEMENT OF CERTAIN LENDERS. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Pro Rata Share of any Advance requested by any Borrower, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from any Borrower under SECTIONS 2.13(E), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to SECTION 4.3 claiming that such Lender is unable to extend Eurodollar Rate Loans to any Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked SECTION 10.2, then, in any such case, any Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by any Borrower and a copy to the Borrowers in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed Assignments Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of SECTION 13.3(A) which the Borrowers or the Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with SECTION 13.3. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrowers, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender. The Agent is authorized to execute one or more of such assignment agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under SECTIONS 2.13(E), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under SECTION 2.13(C) in the event of any replacement of any Affected Lender under CLAUSE (II) or CLAUSE (III) of this
SECTION 2.18; PROVIDED that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 2.13(E), 4.1, 4.2, 4.4, and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under SECTION 11.8. Upon the replacement of any Affected Lender pursuant to this SECTION 2.18, the provisions of SECTION 9.2 shall continue to apply with respect to Loans which are then outstanding with respect to which the Affected Lender failed to fund its Pro Rata Share and which failure has not been cured.

         2.19  COLLECTION ACCOUNT ARRANGEMENTS.

         (a) ESTABLISHMENT OF COLLECTION ACCOUNTS. On or prior to the date that is thirty (30) days after the Closing Date, the Borrower shall have entered into and shall thereafter maintain lock-box services agreements, cash collection account arrangements and/or similar arrangements for the collection of Receivables included in the Collateral and other proceeds of Collateral into one or more Collection Accounts, in form and substance reasonably acceptable to the Agent, and in connection with such arrangements, the Borrowers shall have entered into and shall thereafter maintain in effect Collection Account Agreements for each of such

Collection Accounts. On or prior to the date that is thirty (30) days after the Closing Date, the Borrowers shall put in place arrangements so that its account debtors directly remit all payments on Receivables to the Collection Accounts (or lock boxes established in connection therewith). Any of the foregoing collections received by the Borrowers and not deposited in the Collection Accounts, shall be deemed to have been received by the Borrowers as the Agent?s trustee and, upon the receipt thereof, the Borrowers shall promptly transfer all such amounts into a Collection Account in their original form. All deposits in any Collection Account shall be remitted to the Agent or as the Agent may direct, all in accordance with the provisions of the Collection Account Agreements.

         (b) DISBURSEMENT OF COLLECTIONS HELD IN THE COLLECTION ACCOUNTS. All payments received by the Agent, all collection of Receivables received by the Agent and all proceeds of other Collateral received by the Agent, whether through payment or otherwise, will be the sole property of the Agent for the benefit of the Holders of Secured Obligations and will be deemed to be received by the Agent for application to the Obligations.


ARTICLE III: THE LETTER OF CREDIT FACILITY

         3.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Borrowers herein set forth, each Issuing Bank hereby agrees to issue for the account of each Borrower through such Issuing Bank's branches as it and the Borrowers may jointly agree, one or more Letters of Credit denominated in Dollars in accordance with this ARTICLE III, from time to time during the period, commencing on the date hereof and ending on the Business Day prior to the Termination Date.

         3.2 TYPES AND AMOUNTS. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

                  (i) issue any Letter of Credit if on the date of issuance, before or after giving effect to the Letter of Credit requested hereunder, (a) the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment or the Borrowing Base at such time, or (b) the aggregate outstanding amount of the L/C Obligations would exceed $2,000,000; or

                  (ii) issue any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or five (5) Business Days immediately preceding the Termination Date.

         3.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in SECTIONS 5.1 and 5.2, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) the applicable Borrower shall have delivered to the applicable Issuing Bank at such times and in such manner as such Issuing Bank may reasonably prescribe, a request for issuance of such Letter of Credit in substantially the form of EXHIBIT E hereto, duly executed applications for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof, and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

                  (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

         3.4 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. (a) Subject to the terms and conditions of this ARTICLE III and provided that the applicable conditions set forth in SECTIONS 5.1 and 5.2 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the applicable Borrower in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in SECTION 5.2 hereof have been satisfied unless it shall have received notice to the contrary from the Agent or a Lender or has knowledge that the applicable conditions have not been met.

         (b) The applicable Issuing Bank shall give the Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit, PROVIDED, HOWEVER, that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank.

         (c) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit was being requested and issued.

         3.5 LETTER OF CREDIT PARTICIPATION. Immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the applicable Borrower in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C INTEREST" in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share. Each Issuing Bank will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit. On or before the Business Day on which an Issuing Bank makes payment of each such

L/C Draft or, in the case of any other draw on a Letter of Credit, on demand by the Agent, each Lender shall make payment to the Agent, for the account of the applicable Issuing Bank, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw. The obligation of each Lender to reimburse the Issuing Banks under this SECTION 3.5 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Agent of any amount due under this
SECTION 3.5, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the applicable Issuing Bank for such amount in accordance with this
SECTION 3.5.

         3.6 REIMBURSEMENT OBLIGATION. Each Borrower jointly and severally agrees unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of each Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft). If any Borrower at any time fails to repay a Reimbursement Obligation pursuant to this SECTION 3.6, the Borrowers shall be deemed to have elected to borrow Revolving Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans. Such Revolving Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrowers fail to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

         3.7 LETTER OF CREDIT FEES. Each Borrower agrees to pay (i) monthly, in arrears, to the Agent for the ratable benefit of the Lenders, except as set forth in SECTION 9.2, a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding face amount available for drawing under all Letters of Credit, (ii) monthly, in arrears, to the Agent for the sole account of each Issuing Bank, a letter of credit fronting fee of one-eighth of one percent (0.125%) per annum on the average daily outstanding face amount available for drawing under all Letters of Credit issued by such Issuing Bank, and (iii) to the Agent for the benefit of each Issuing Bank, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Banks with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

         3.8 ISSUING BANK REPORTING REQUIREMENTS. In addition to the notices required by SECTION 3.4(C), each Issuing Bank shall, no later than the tenth Business Day following the last day of each month, provide to the Agent, upon the Agent's request, schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount payable by any Borrower during such month. In addition, upon the request of the Agent, each Issuing Bank shall furnish to the Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Agent. Upon the request of any Lender, the Agent will provide to such Lender information concerning such Letters of Credit.

         3.9 INDEMNIFICATION; EXONERATION. (A) In addition to amounts payable as elsewhere provided in this ARTICLE III, each Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         (B) As among the Borrowers, the Lenders, the Agent and the Issuing Banks, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by any Borrower at the time of request for any Letter of Credit, neither the Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the Issuing Banks and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this SECTION 3.9.

         (C) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

         (D) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers contained in this SECTION 3.9 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

         3.10 CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the Borrowers shall, upon the Agent's demand, deliver to the Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations. Any such collateral shall be held by the Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Lenders and the Issuing Banks as collateral security for each Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this
SECTION 3.10 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Borrowers (after deduction of the Agent's expenses incurred in connection with such cash collateral account).


ARTICLE IV:  CHANGE IN CIRCUMSTANCES

         4.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

                  (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Rate Loans) with respect to its Loans, L/C Interests or the Letters of Credit, or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrowers of written demand by such Lender pursuant to SECTION 4.5, the Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

         4.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrowers of written demand by such Lender pursuant to SECTION 4.5, the Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         4.3 AVAILABILITY OF TYPES OF ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type and maturity appropriate to match fund Eurodollar Rate Advances are not available or (y) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause (i) require any Advances of the affected Type to be repaid.

         4.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurodollar Rate Advance is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, such Borrower indemnifies each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Rate Advance. In connection with any assignment by any Lender of any portion of the Loans made pursuant to
SECTION 13.3 and made during the Syndication Period, and if, notwithstanding the provisions of SECTION 2.2, the Borrowers have requested and the Agent has consented to the use of the Eurodollar Rate, the Borrowers shall be deemed to have repaid all outstanding Eurodollar Rate Advances as of the effective date of such assignment and reborrowed such amount as a Floating Rate Advance and/or Eurodollar Rate Advance (chosen in accordance with the provisions of SECTION 2.2) and the indemnification provisions under this SECTION 4.4 shall apply.

         4.5 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Rate Loans to reduce any liability of the Borrowers to such Lender under SECTIONS 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under SECTION 4.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to SECTION 2.13(E) or to this ARTICLE IV shall use its reasonable efforts to notify the Borrowers and the Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this ARTICLE IV shall be in writing and shall state the amount due, if any, under SECTION 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Lender funded its Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrowers under SECTIONS 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE V:  CONDITIONS PRECEDENT

         5.1 INITIAL ADVANCES AND LETTERS OF CREDIT. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless the Borrowers have furnished to the Agent each of the following, with sufficient copies for the Lenders, all in form and substance satisfactory to the Agent and the Lenders:

                  (1) Copies of the Certificates and Articles of Incorporation, as applicable, of each Borrower, together with all amendments and certificates of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation;

                  (2) Copies, certified by the Secretary or Assistant Secretary of each Borrower, of its respective By-Laws and of its respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents;

                  (3) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower and their respective Subsidiaries, which shall identify by name and title and bear the signature of the officers of each Borrower and their respective Subsidiaries authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the applicable Borrower;

                  (4) A certificate, in form and substance satisfactory to the Agent, signed by the chief financial officer of each Borrower, stating that on Closing Date no Default or Unmatured Default has occurred and is continuing;

                  (5) A written opinion of the Borrowers' counsel, addressed to the Agent and the Lenders, addressing the issues identified in EXHIBIT G hereto containing assumptions and qualifications acceptable to the Agent and the Lenders;

                  (6) Notes payable to the order of each of the applicable Lenders;

                  (7) Such other documents as the Agent or any Lender or its counsel may have reasonably requested, including, without limitation all of the documents reflected on the List of Closing Documents attached as EXHIBIT H to this Agreement;

                  (8) Satisfactory evidence that each Borrower and its respective Subsidiaries: (a) has made a full and complete assessment of the Year 2000 Issues; (b) has a realistic and achievable program for remediating the Year 2000 Issues, including a timetable and budget of anticipated costs; and (c) has a source of funds as required in the budget;

                  (9) Satisfactory evidence that, upon the Closing Date, and after giving effect to or assuming payment of interest due on the Senior Notes on June 1, 1998, the Revolving Credit Availability shall equal or exceed $7,500,000; and

                  (10) Management letters from each of Holdings and Louisiana-Pacific Corporation.

                  (11) Satisfactory evidence that all sums due and payable under
SECTION 10.7(A) and that certain Fee Letter dated as of even date herewith, between the Agent and Holdings, have been paid.

                  (12) Satisfactory evidence that (a) the L-P Asset Purchase Agreement is in full force and effect, no material breach or default of any term or provision of the L-P Asset Purchase Agreement by Louisiana-Pacific Corporation, the Borrowers or any of their respective Subsidiaries or, to the best of Borrowers' knowledge, the other parties thereto has occurred (except for such defaults, if any, consented to in writing by the Agent) and no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the Louisiana-Pacific Acquisition; (b) the representations and warranties of each of Louisiana-Pacific Corporation and any Borrower contained in the L-P Asset Purchase Agreement, if any, are true and correct in all material respects; (c) all material conditions precedent to, and all material consents necessary to permit, the Louisiana-Pacific Acquisition pursuant to the such acquisition's documentation have been satisfied or waived with the prior written consent of the Agent and the Required Lenders, and the Louisiana-Pacific Acquisition has been consummated in accordance with the L-P Asset Purchase Agreement; and (d) concurrently with the initial funding of the Loans made under this Agreement the Louisiana-Pacific Acquisition will be consummated.

                  (13) a copy of the executed Seller Note.

         5.2 EACH ADVANCE AND LETTER OF CREDIT. The Lenders shall not be required to make any Advance or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

                  (i)  There exists no Default or Unmatured Default; and

                  (ii) The representations and warranties contained in ARTICLE VI are true and correct as of such Borrowing Date except for changes in the Schedules to this Agreement reflecting transactions permitted by this Agreement.

         Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the applicable Borrower that the conditions contained in SECTIONS 5.2(I) and (II) have been satisfied. Any Lender may require a duly completed officer's certificate in substantially the form of
EXHIBIT I hereto and/or a duly completed compliance certificate in substantially the form of EXHIBIT J hereto as a condition to making an Advance.


ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

          In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, each of the Borrowers represents and warrants as follows to each Lender and the Agent as of the Closing Date, and thereafter on each date as required by SECTION 5.2:

         6.1 ORGANIZATION; CORPORATE POWERS. Each Borrower and each of its respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

         6.2  AUTHORITY.

         (A) Each Borrower has the requisite corporate power and authority to execute, deliver and perform each of the Loan Documents.

         (B) The execution, delivery and performance of each of the Loan Documents and the consummation of the transactions contemplated thereby, including the Louisiana-Pacific Acquisition, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrowers, and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrowers are necessary to consummate such transactions.

         (C) Each of the Loan Documents to which each of the Borrowers is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), and no unmatured default, default or breach of any covenant by any such party exists thereunder.

         6.3 NO CONFLICT; GOVERNMENTAL CONSENTS. The execution, delivery and performance of each of the L-P Asset Purchase Agreement and the Loan Documents to which each of the Borrowers is a party do not and will not (i) conflict with the certificate or articles of incorporation or by-laws of each of the Borrowers, (ii) with respect to the Loan Documents, constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of any Borrower, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Borrowers or any such Subsidiary, other than Liens permitted by the Loan Documents, or (iv) require any approval of any Borrower's or any of its respective Subsidiary's shareholders except such as have been obtained. Except as set forth on SCHEDULE 6.3 to this Agreement, the execution, delivery and performance of each of the Loan Documents to which any of the Borrowers or their respective Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.4  FINANCIAL STATEMENTS.

         (A) The PRO FORMA financial statements of the Borrowers and their respective Subsidiaries, copies of which are attached hereto as SCHEDULE 6.4 to this Agreement, present on a PRO FORMA basis the consolidated financial condition of the Borrowers and their respective Subsidiaries as of such date, and reflect on a PRO FORMA basis those liabilities resulting from the Louisiana-Pacific Acquisition and the other transactions contemplated by this Agreement, and the payment or accrual of all transaction costs payable on the Closing Date with respect to any of the foregoing. The projections and assumptions expressed in the PRO FORMA financials referenced in this SECTION 6.4(A) were prepared in good faith and represent management's opinion based on the information available to the Borrowers at the time so furnished.

         (B) Complete and accurate copies of the following financial statements and the following related information have been delivered to the Agent: (1) the consolidated balance sheet of the Borrowers and their respective Subsidiaries as at December 31, 1997 and the related combined statements of income, changes in stockholders' equity and cash flows of the Borrowers and their respective Subsidiaries for the fiscal year then ended, and the audit report related thereto; and (2) the unaudited balance sheet of the Borrowers and their respective Subsidiaries for the fiscal period ended March 31, 1998, and the related statements of operations, changes in stockholder's equity and cash flows of the Borrowers and their respective Subsidiaries for the fiscal quarter then ended.

         6.5 NO MATERIAL ADVERSE CHANGE. (a) Since March 31, 1998 up to the Closing Date, there has occurred no change in the business, properties, condition (financial or otherwise) or results of operations of any Borrower, or any Borrower and its respective Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         (b) Since the Closing Date, there has occurred no change in the business, properties, condition (financial or otherwise) or results of operations of any Borrower or any Borrower and its respective Subsidiaries taken as a whole or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

         6.6  TAXES.

         (A) TAX EXAMINATIONS. All deficiencies which have been asserted against any Borrower or any of its respective Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in the applicable Borrower's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to SECTION 7.2(D), no Borrower nor any of its Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

         (B) PAYMENT OF TAXES. All tax returns and reports of each Borrower and its respective Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. No Borrower has knowledge of any proposed tax assessment against any Borrower or any of its respective Subsidiaries that will have or could reasonably be expected to have a Material Adverse Effect.

         6.7 LITIGATION; LOSS CONTINGENCIES AND VIOLATIONS. Except as set forth in SCHEDULE 6.7 to this Agreement, there is no action, suit, proceeding, arbitration or (to any Borrower's knowledge) investigation before or by any Governmental Authority or private arbitrator pending or, to any Borrower's knowledge, threatened against any Borrower or any of its respective Subsidiaries or any property of any of them which will have or could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Borrowers prepared and delivered pursuant to SECTION 7.1(A) for the fiscal period during which such material loss contingency was incurred. No Borrower nor any of its respective Subsidiaries is
(A) in violation of any applicable Requirements of Law which violation will have or could reasonably be expected to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or could reasonably be expected to have a Material Adverse Effect.

         6.8 SUBSIDIARIES. SCHEDULE 6.8 to this Agreement (i) contains a description of the corporate structure of the Borrowers, their Subsidiaries and any other Person in which the Borrowers or any of their Subsidiaries holds an Equity Interest (both narratively and in chart form); and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Borrowers and the direct and indirect Subsidiaries of the Borrowers is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of each Borrower and each of its respective Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect partnership, joint venture, or other Equity Interests, if any, of the Borrowers and the Subsidiaries of the Borrowers in any Person that is not a corporation. None of the issued and outstanding Capital Stock of the Borrowers or any of their respective Subsidiaries is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock, except as disclosed on SCHEDULE 6.8. The outstanding Capital Stock of the Borrowers and each of their respective Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock. American Architectural Products Corporation has no Subsidiaries other than Eagle & Taylor Company, Forte, Inc., Western Insulated Glass, Co., Thermetic Glass, Inc., Binnings Building Products, Inc., Danvid Window Company, Modern Window Acquisition Corporation, American Glassmith Acquisition Corporation, VinylSource, Inc., Weather-Seal Acquisition Corporation, Eagle Window & Door Center, Inc., Denver Window Acquisition Corporation, AAPC One Acquisition Corporation, and AAPC Two Acquisition Corporation.

         6.9 ERISA. Except as disclosed on SCHEDULE 6.9, no Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the

Code) whether or not waived. No Borrower nor any member of the Controlled Group has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the lenders is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. No Borrower nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. No Borrower nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment. No Borrower nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. No Borrower nor any of its respective Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect. Each Borrower and all of its respective Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. No Borrower nor any of its respective Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject any Borrower to liability in excess of $2,000,000. No Borrower nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject any Borrower to liability in excess of $2,000,000. No Borrower nor any of its respective Subsidiaries is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000. No Borrower nor any of its respective Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

         6.10 ACCURACY OF INFORMATION. The information, exhibits and reports furnished by or on behalf of the Borrowers and any of their Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, the representations and warranties of the Borrowers and their Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Agent and the Lenders pursuant to the terms thereof, taken as a whole, do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         6.11 SECURITIES ACTIVITIES. No Borrower nor any of its respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         6.12 MATERIAL AGREEMENTS. No Borrower nor any of its respective Subsidiaries is a party to any Contractual Obligation or subject to any charter or other corporate restriction which, if complied with or performed in accordance with its terms, will have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Borrower nor any of its respective Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, individually or in the aggregate will not have or could not reasonably be expected to have a Material Adverse Effect.

         6.13 COMPLIANCE WITH LAWS. The Borrowers and their Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.14 ASSETS AND PROPERTIES. The Borrowers and each of their Subsidiaries have good and marketable title to all of their assets and properties (tangible and intangible, real or personal) owned by them or a valid leasehold interest in all of their leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under SECTION 7.3(C). Substantially all of the assets and properties owned by, leased to or used by the Borrowers and/or each such Subsidiary of the Borrowers are in adequate operating condition and repair, ordinary wear and tear excepted. Except for Liens granted to the Agent for the benefit of the Agent and the Holders of Secured Obligations, neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrowers or their Subsidiaries in and to any of such assets in a manner that would have or could reasonably be expected to have a Material Adverse Effect.

         6.15 STATUTORY INDEBTEDNESS RESTRICTIONS. None of the Borrowers nor any of their Subsidiaries are subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

         6.16 INSURANCE. SCHEDULE 6.16 to this Agreement accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of each Borrower and its respective Subsidiaries, specifying, for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) any reserves relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

         6.17  LABOR MATTERS.

         As of the Closing Date, no attempt to organize the employees of any Borrower, and no labor disputes, strikes or walkouts affecting the operations of any Borrower or any of its Subsidiaries, is pending, or, to any Borrower's knowledge, threatened, planned or contemplated.

         6.18 ENVIRONMENTAL MATTERS. (A) Except as disclosed on SCHEDULE 6.18 to this Agreement

                  (i) the operations of the Borrowers and their respective Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

                  (ii) the Borrowers and their respective Subsidiaries have all permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

                  (iii) none of the Borrowers, nor any of their Subsidiaries, nor any of their respective present property or operations, or, to the best of, any Borrower's or any of its respective Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to any Borrower or any of its respective Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

                  (iv) there is not now, nor to the best of any Borrower's or any of its respective Subsidiaries' knowledge has there ever been on or in the property of any Borrower or any of its respective Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, any polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or any asbestos containing material; and

                  (v) no Borrower nor any of its Subsidiaries has any material Contingent Obligation in connection with any Release or threatened Release of a Contaminant into the environment.

         (B) For purposes of this SECTION 6.18 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrowers, jointly and severally, to liability in excess of $2,000,000.

         6.19 SOLVENCY. After giving effect to the (i) Loans to be made on the Closing Date or such other date as Loans requested hereunder are made, (ii) the Louisiana-Pacific Acquisition and the other transactions contemplated by this Agreement and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Borrowers and their respective Subsidiaries taken as a whole are Solvent.

         6.20 YEAR 2000 ISSUES. Each Borrower and its respective Subsidiaries has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis. Based on this assessment and program, no Borrower or Subsidiary reasonably anticipates any material adverse effect on its operations, business or financial condition as a result of Year 2000 Issues.

ARTICLE VII :  COVENANTS

         The Borrowers covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations), unless the Required Lenders shall otherwise give prior written consent:

         7.1 REPORTING. The Borrowers shall:

         (A)  FINANCIAL REPORTING. Furnish to the Lenders:

                  (i) MONTHLY REPORTS. As soon as practicable, and in any event within twenty (20) days after the end of each calendar month beginning with the month ending May 31, 1998, the consolidated and consolidating balance sheets of the Borrowers and their respective Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flows of the Borrowers and their respective Subsidiaries for such calendar month, certified by the chief financial officer of Holdings on behalf of the Borrowers as fairly presenting the consolidated and consolidating financial position of the Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flows for the calendar months indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

                  (ii) QUARTERLY REPORTS. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year, the consolidated and consolidating balance sheet of the Borrowers and their respective Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income and cash flows of the Borrowers and their respective Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of Holdings on behalf of the Borrowers as fairly presenting the consolidated and consolidating financial position of the Borrowers and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments, and in comparative form the corresponding figures from the consolidated financial budget for the current fiscal year delivered pursuant to SECTION 7.1(A)(v).

                  (iii) ANNUAL REPORTS. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated balance sheet of the Borrowers and their respective Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows of the Borrowers and their respective Subsidiaries for such fiscal year, and in comparative form the corresponding figures for the previous fiscal year along with consolidating schedules in form and substance sufficient to calculate the financial covenants set forth in
         SECTION 7.4, (b) a schedule from each Borrower setting forth for each item in CLAUSE (A) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year delivered pursuant to SECTION 7.1(A)(v), (c) an audit report on the items listed in CLAUSE (A) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated and consolidating financial position of each of the Borrowers and their respective Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards and (d) management letters from Holdings. The deliveries made pursuant to this CLAUSE (iii) shall be accompanied, within one-hundred twenty (120) days after the end of each fiscal year by (x) any management letter prepared by the above-referenced accountants, and (y) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                  (iv) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement (a) pursuant to CLAUSES (i), (ii) and (iii) of this
         SECTION 7.1(A), an Officer's Certificate of the Borrower, substantially in the form of EXHIBIT I attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and
         (b) pursuant to CLAUSES (ii) and (iii) of this SECTION 7.1(A), a compliance certificate, substantially in the form of EXHIBIT J attached hereto and made a part hereof, signed by the applicable Borrower's Chief Financial Officer or Treasurer, setting forth calculations for the period then ended for
         SECTION 2.3(B), if applicable, which demonstrate compliance, when applicable, with the provisions of SECTION 7.4.

                  (v) As soon as practicable, and in any event within fifteen
         (15) days after the close of each calendar month, a Borrowing Base Certificate, together with such supporting documents as the Agent deems desirable, all certified as being true and correct by the chief financial officer of Holdings. The Borrowers will update the status of accounts receivable in the Borrowing Base at least once each week. The Borrowers may update the Borrowing Base Certificate and supporting documents more frequently than monthly and the most recently delivered Borrowing Base Certificate shall be the applicable Borrowing Base Certificate for purposes of determining the Borrowing Base at any time;

                  (vi) BUDGETS; BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as practicable and in any event not later than thirty (30) days prior to the beginning of each fiscal year, a copy of the plan and forecast (including a projected balance sheet, income statement and a statement of cash flow) of each Borrower and its respective Subsidiaries for the upcoming fiscal year on a monthly basis and for the succeeding fiscal year in its entirety prepared in such detail as shall be reasonably satisfactory to the Agent.

         (B) NOTICE OF DEFAULT. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of any Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to any Borrower or any Subsidiary of any Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 8.1(E), deliver to the Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrowers have taken, are taking and propose to take with respect thereto.

         (C) LAWSUITS. (i) Promptly upon any Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower or any of its respective Subsidiaries or any property of any Borrower or any of its respective Subsidiaries not previously disclosed pursuant to SECTION 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in any Borrower's reasonable judgment, the Borrowers or any of its respective Subsidiaries to liability in an amount aggregating $2,000,000 or more (exclusive of claims covered by insurance policies of the Borrowers or any of its respective Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrowers or any of its respective Subsidiaries unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof), give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in CLAUSE (i) of this SECTION 7.1(C), upon request of the Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to CLAUSE (i) above and provide such other information as may be reasonably available to it that would not violate any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Agent and its counsel to evaluate such matters.

         (D) ERISA NOTICES. Deliver or cause to be delivered to the Agent and the Lenders, at the Borrowers' expense, the following information and notices as soon as reasonably possible, and in any event:

                  (i) (a) within ten (10) Business Days after any Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of such Borrower describing such Termination Event and the action, if any, which such Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrowers to liability, individually or in the aggregate, in excess of $2,000,000, a written statement of the chief financial officer of a Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (ii) within ten (10) Business Days after any Borrower or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer of such Borrower describing such transaction and the action which such Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                  (iii) within ten (10) Business Days after the material increase in the benefits of any existing Plan or the establishment of any new Benefit Plan or the commencement of, or obligation to commence, contributions to any Benefit Plan or Multiemployer Plan to which any Borrower, any of their Subsidiaries, or any member of the Controlled Group was not previously contributing, notification of such increase, establishment, commencement or obligation to commence and the amount of such contributions;

                  (iv) within ten (10) Business Days after any Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

                  (v) within ten (10) Business Days after the establishment of any foreign employee benefit plan or the commencement of, or obligation to commence, contributions to any foreign employee benefit plan to which any Borrower or any of its Subsidiaries was not previously contributing, notification of such establishment, commencement or obligation to commence and the amount of such contributions;

                  (vi) within ten (10) Business Days after the filing thereof with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (vii) within ten (10) Business Days after receipt by any Borrower or any member of the Controlled Group of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                  (viii) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower, any of Borrower's Subsidiaries, or a member of the Controlled Group with respect to such request;

                  (ix) within ten (10) Business Days after receipt by any Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (x) within ten (10) Business Days after receipt by any Borrower, any of Borrower's Subsidiaries, or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                  (xi) within ten (10) Business Days after any Borrower, any of Borrower's Subsidiaries, or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

                  (xii) within ten (10) Business Days after any Borrower, any of Borrower's Subsidiaries, or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated,
         (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this SECTION 7.1(D), the Borrowers, any of their Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which any Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

         (E) LABOR MATTERS. Notify the Agent and the Lenders in writing, promptly upon any Borrower's learning thereof, of (i) any material labor dispute to which any Borrower or any of its respective Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of any Borrower or any of its respective Subsidiaries.

         (F) OTHER INDEBTEDNESS. Deliver to the Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of any Borrower or its respective Subsidiaries to the holders of funded Indebtedness pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication received by any Borrower or its respective Subsidiaries from the from the holders of funded Indebtedness pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by any Borrower or its respective Subsidiaries.

         (G) OTHER REPORTS. Deliver or cause to be delivered to the Agent and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by any Borrower or its respective Subsidiaries to their securities holders or filed with the Commission by any Borrower or its respective Subsidiaries, all press releases made available generally by any Borrower or its respective Subsidiaries to the public concerning material developments in the business of any Borrower or any such Subsidiary and all notifications received from the Commission by any Borrower or its respective Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder; PROVIDED, HOWEVER, that no Borrower shall be required to provide copies of routine correspondence with the Commission regarding filings under the Securities Act of 1933 or any comments of the Commission with respect thereto or responses to any such comments.

         (H) ENVIRONMENTAL NOTICES. As soon as possible and in any event within ten (10) days after receipt by any Borrower, a copy of (i) any notice or claim to the effect that any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by any Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and
(ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by any Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject any Borrower or its Subsidiaries to liability, individually or in the aggregate, in excess of $2,000,000.

         (I) Each Borrower and its respective Subsidiaries will take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect on the business operations or financial condition of any Borrower or its respective Subsidiaries. Each Borrower and its respective Subsidiaries will provide the Lenders with a copy of its Year 2000 program, including updates and progress reports upon request. Each Borrower and its respective Subsidiaries will advise the Lenders of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues.

         (J) OTHER INFORMATION. Promptly upon receiving a request therefor from the Agent, prepare and deliver to the Agent and the Lenders such other information with respect to any Borrower, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof or any Asset Sale or Financing (and the use of the Net Cash Proceeds thereof), as from time to time may be reasonably requested by the Agent.

         7.2  AFFIRMATIVE COVENANTS.

         (A) CORPORATE EXISTENCE, ETC. The Borrowers shall, and shall cause each of their Subsidiaries to, at all times maintain their corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect their rights and franchises material to their businesses.

         (B) CORPORATE POWERS; CONDUCT OF BUSINESS. The Borrowers shall, and shall cause each of their Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of their business requires them to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect. The Borrowers will, and will cause each Subsidiary to, carry on and conduct their businesses in substantially the same manner and in substantially the same fields of enterprise as they are presently conducted.

         (C) COMPLIANCE WITH LAWS, ETC. The Borrowers shall, and shall cause their Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for their operations and maintain such Permits in good standing unless failure to comply or obtain could not reasonably be expected to have a Material Adverse Effect.

         (D) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Borrowers shall pay, and cause each of their Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon them or on any of their properties or assets or in respect of any of their franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by SECTION 7.3(C)) upon any Borrower's or any Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in CLAUSE (i) above or claims referred to in CLAUSE (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

         (E) INSURANCE. The Borrowers shall maintain for themselves and their Subsidiaries, or shall cause each of their Subsidiaries to maintain in full force and effect, the insurance policies and programs listed on SCHEDULE 6.16 to this Agreement or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice. The Borrowers shall deliver to the Agent endorsements (x) to all "All Risk" physical damage insurance policies on all of the Borrowers' tangible real and personal property and assets and business interruption insurance policies naming the Agent loss payee, and (y) to all general liability and other liability policies naming the Agent an additional insured. In the event the Borrowers or any of their Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute part of the Obligations, payable as provided in this Agreement.

         (F) INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrowers shall permit and cause each of their Subsidiaries to permit, any authorized representative(s) designated by either the Agent or any Lender to visit and inspect any of the properties of the Borrowers or any of their Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Borrowers shall keep and maintain, and cause each of their Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrowers, upon the Agent's request, shall turn over any such records to the Agent or its representatives.

         (G) ERISA COMPLIANCE. The Borrowers shall, and shall cause each of their Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         (H) MAINTENANCE OF PROPERTY. The Borrowers shall cause all property used or useful in the conduct of their businesses or the businesses of any of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this SECTION 7.2(H) shall prevent the Borrowers from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrowers, desirable in the conduct of their businesses or the businesses of any of their Subsidiaries and not disadvantageous in any material respect to the Agent or the Lenders.

         (I) ENVIRONMENTAL COMPLIANCE. The Borrowers and their Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrowers to liability, individually or in the aggregate, in excess of $1,000,000.

         (J) USE OF PROCEEDS. The Borrowers shall use the proceeds of the Revolving Loans to (i) finance the Louisiana-Pacific Acquisition, (ii) repay existing Indebtedness, and (iii) provide funds for the additional working capital needs and other general corporate purposes of the Borrowers. The Borrowers will not, nor will they permit any Subsidiaries to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than a Permitted Acquisition pursuant to SECTION 7.3(G).

         (K) MAINTENANCE OF INTELLECTUAL PROPERTY. The Borrowers shall exercise commercially reasonable efforts to preserve, protect and, if appropriate, file applications with the United States Patent and Trademark Office, to register its existing and future material U.S. trademarks or to seek U.S. patent protection.

         7.3  NEGATIVE COVENANTS.

         (A) INDEBTEDNESS. None of the Borrowers nor any of their respective Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (i) the Obligations;

                  (ii) Indebtedness evidenced by the Senior Notes;

                  (iii) Permitted Existing Indebtedness and Permitted Refinancing Indebtedness;

                  (iv) Indebtedness in respect of obligations secured by Customary Permitted Liens;

                  (v) Indebtedness constituting Contingent Obligations permitted by SECTION 7.3(E);

                  (vi) Indebtedness owed to the Lenders in respect of Hedging Obligations permitted under SECTION 7.3(Q);

                  (vii) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by any Borrower or any of its respective Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $5,000,000 in the aggregate outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under SECTION 7.3(C) (such Indebtedness being referred to herein as "PERMITTED PURCHASE MONEY INDEBTEDNESS");

                  (viii) Indebtedness (a) in respect of performance bonds and surety or appeal bonds provided by any Borrower or any of its Subsidiaries to their customers in the ordinary course of their business, (b) in respect of performance bonds or similar obligations of any Borrower or any of its Subsidiaries for or in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

                  (ix) Indebtedness permitted under Section 7.3(G)(vii);

                  (x) Indebtedness of any Borrower owing to and held by any other Borrower;

                  (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any Borrower pursuant to such agreement, in each case incurred in connection with the disposition of any business assets of any Borrower (other than a guarantee or other obligation incurred by a Person acquiring such assets for the purpose of financing such purchase) in a principal amount not to exceed the gross proceeds actually received by any Borrower or any of its Subsidiaries in connection with such disposition; PROVIDED, HOWEVER, that the principal amount of any Indebtedness incurred pursuant to this clause, when taken together with all Indebtedness incurred pursuant to this clause and then outstanding, shall not exceed $2,000,000; and

                  (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by any Borrower drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 at any time, PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence.

         (B) SALES OF ASSETS. None of the Borrowers nor any of its respective Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (i)  sales of Inventory in the ordinary course of business;

                  (ii) the disposition in the ordinary course of business of equipment that is obsolete, excess or no longer useful in the Borrowers' or their Subsidiaries' business; and

                  (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets if such transaction (a) is for consideration consisting at least 75% of cash, (b) is for not less than fair market value, and (c) when combined with all such other transactions (each such transaction being valued at book value) (i) during the immediately preceding twelve-month period, represents the disposition of not greater than ten percent (10%) of each Borrower's Consolidated Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into, and (ii) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than ten percent (10%) of each Borrower's Consolidated Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into.

         (C) LIENS. None of the Borrowers nor any of their respective Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

                  (i) Liens securing the Secured Obligations pursuant to the Collateral Documents;

                  (ii) Permitted Existing Liens;

                  (iii) Customary Permitted Liens; and

                  (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of any Borrower's acquisition thereof) securing Permitted Purchase Money Indebtedness;

         PROVIDED that such Liens shall not apply to any property of any Borrower or its respective Subsidiaries other than that purchased or subject to such Capitalized Lease.

In addition, none of the Borrowers nor any of their respective Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Agent for the benefit of itself and the Lenders, as collateral for the Obligations; PROVIDED that any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Capitalized Leases) may prohibit the creation of a Lien in favor of the Agent for the benefit of itself and the Lenders on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness.

         (D) INVESTMENTS. Except to the extent permitted pursuant to PARAGRAPH
(G) below, none of the Borrowers nor any of their respective Subsidiaries shall directly or indirectly make or own any Investment except:

                  (i)  Investments in Cash Equivalents;

                  (ii) Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date;

                  (iii) Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (iv) Investments consisting of deposit accounts maintained by any Borrower or its respective Subsidiaries;

                  (v) Investments consisting of non-cash consideration from a sale, assignment, transfer, lease, conveyance or other disposition of property permitted by SECTION 7.3(B); and

                  (vi) Investments constituting Permitted Acquisitions.

PROVIDED, HOWEVER, that the Investments described in CLAUSE (vi) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing on the date thereof or would result therefrom.

         (E) CONTINGENT OBLIGATIONS. None of the Borrowers nor any of their respective Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of any Borrower or its respective Subsidiaries; (iii) additional Contingent Obligations which do not exceed $100,000 in the aggregate at any time; (iv) Contingent Obligations with respect to surety, appeal and performance bonds obtained by any Borrower or its respective Subsidiaries in the ordinary course of business; and (v) guarantees by Subsidiaries of the Senior Notes.

         (F) RESTRICTED PAYMENTS. None of the Borrowers nor any of their respective Subsidiaries shall declare or make any Restricted Payment, except:

                  (i) the defeasance, redemption or repurchase of any Indebtedness with the Net Cash Proceeds of Permitted Refinancing Indebtedness;

                  (ii) mandatory payments of interest due on the Senior Notes in accordance with repayment provisions in effect with respect to such Indebtedness as of the Closing Date;

                  (iii) regularly scheduled payments of principal or interest on the Seller Note; and

                  (iv) the repurchase of any Capital Stock in any Borrower with the proceeds of the issuance of an Equity Interest in any Borrower.

PROVIDED, HOWEVER, that the Restricted Payments described in CLAUSES (ii) AND
(iii) above shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

         (G) CONDUCT OF BUSINESS; SUBSIDIARIES; ACQUISITIONS. None of the Borrowers nor any of their respective Subsidiaries shall engage in any business other than the businesses engaged in by the Borrowers on the date hereof and any businesses or activities which are substantially similar, related or incidental thereto. The Borrowers shall not make any Acquisitions unless such Acquisitions meet the following requirements (each such Acquisition constituting a "PERMITTED ACQUISITION"):

                  (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

                  (ii) in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be of at least one-hundred percent (100%) of the Equity Interests of such entity, and such acquired entity shall be merged with and into the applicable Borrower immediately following such Acquisition, with such Borrower being the surviving corporation following such merger;

                  (iii) the businesses being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the applicable Borrower on the Closing Date;

                  (iv) prior to each such Acquisition, Holdings or the applicable Borrower shall deliver to the Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating to the satisfaction of the Agent and the Required Lenders that after giving effect to such Acquisition and the incurrence of any Indebtedness permitted by SECTION 7.3(A) in connection therewith, on a PRO FORMA basis using historical audited and reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the applicable Borrower's reasonable judgment, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the applicable Borrower's most recently completed fiscal quarter, the Borrowers would have been in compliance with the financial covenants in SECTION 7.4 and not otherwise in Default. Holdings or the applicable Borrower also shall provide projections indicating that the Borrowers will be in compliance with the financial covenants in SECTION 7.4 from the date of closing of such Acquisition through the first anniversary of the date of the closing of such Acquisition;

                  (v) any business being acquired shall maintain its primary operations and substantially all of its assets in the United States of America;

                  (vi) concurrently with the closing of each such Acquisition, the Lenders shall receive a first-priority perfected Lien against substantially all of the assets of the entity to be acquired and, if applicable, against all of the assets or stock of any Subsidiary formed solely to acquire such entity;

                  (vii) no Indebtedness other than Obligations shall be incurred or assumed in connection with any such Acquisition unless such Indebtedness (a) is unsecured and subordinated to all Obligations to the Lenders on terms (including the interest rate, subordination provisions, blockage and standstill periods, covenants, defaults and remedies) which are satisfactory to the Agent and (b) does not exceed $5,000,000 in connection with any single Acquisition or $10,000,000 in the aggregate for all such Acquisitions (excluding the Louisiana-Pacific Acquisition);

                  (viii) immediately prior to and immediately after any such Acquisition, the Revolving Credit Availability shall equal or exceed $10,000,000;

                  (ix) the purchase price for any Acquisition (including any assumption of debt) shall not exceed $15,000,000; and

                  (x) the entity to be acquired shall not have incurred an operating loss (on a proforma basis) within the twelve (12) months preceding the date of closing of the Acquisition.

If any such Acquisition is to be effected using the proceeds of Loans made by the Lenders to one or more of the Borrowers under this Agreement, then Holdings shall notify the Agent of such prospective Acquisition in writing not less than 45 days prior to the date of the closing of such Acquisition, and such Acquisition shall be a Permitted Acquisition only if the Required Lenders shall have consented to and approved of such Acquisition. The Louisiana-Pacific Acquisition is a Permitted Acquisition.

         (H) TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Except for the transactions listed on SCHEDULE 7.3, none of the Borrowers nor any of their respective Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any of the Equity Interests of any Borrower, or with any Affiliate of any Borrower which is not its Subsidiary, on terms that are less favorable to such Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for Restricted Payments permitted by SECTION 7.3(F).

         (I) RESTRICTION ON FUNDAMENTAL CHANGES. None of the Borrowers nor any of their respective Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of any Borrower's or its respective Subsidiary's business or property, whether now or hereafter acquired, except transactions permitted under SECTIONS 7.3(B) or 7.3(G).

         (J) SALES AND LEASEBACKS. None of the Borrowers nor any of their respective Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which they or one of their respective Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which they or one of their respective Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by them or one of their respective Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under SECTION 7.3(B) and the lease involved is not prohibited under SECTION 7.3(A).

         (K) MARGIN REGULATIONS. None of the Borrowers nor any of their respective Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (L)  ERISA.  The Borrowers shall not

                   (i) engage, or permit any of their Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

                  (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

                  (v) fail to make any contribution or payment to any Multiemployer Plan which any Borrower or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                  (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under
         Section 412 of the Code on or before the due date for such installment or other payment; or

                  (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in an increase in current liability for the plan year such that any Borrower or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

         (M) CORPORATE DOCUMENTS. None of the Borrowers nor any of their respective Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective constituent documents as in effect on the date hereof in any manner adverse to the interests of the Lenders, without the prior written consent of the Required Lenders.

         (N) OTHER INDEBTEDNESS. None of the Borrowers shall amend, supplement or otherwise modify the terms of any Indebtedness (other than the Obligations) in any way that would be materially less advantageous to any Borrower or materially adverse to the Lenders, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, events of default, remedies and dividend provisions.

         (O) FISCAL YEAR. None of the Borrowers nor any of their consolidated Subsidiaries shall change their fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on the last day of December of each year.

         (P) SUBSIDIARY COVENANTS. The Borrowers will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to pay dividends or make any other distribution on its stock, or make any other Restricted Payment, pay any

Indebtedness or other Obligation owed to any Borrower or any other Subsidiary, make loans or advances or other Investments in any Borrower or any other Subsidiary, or sell, transfer or otherwise convey any of its property to any Borrower or any other Subsidiary.

         (Q) HEDGING OBLIGATIONS. The Borrowers shall not and shall not permit any of their Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Borrowers pursuant to which the Borrowers have hedged their actual interest rate, foreign currency or commodity exposure (such permitted hedging agreements are sometimes referred to herein as "INTEREST RATE AGREEMENTS").

         (R) CHANGE OF DEPOSIT ACCOUNTS. Except to the extent permitted in
SECTION 7.3(D)(iv), no Borrower shall establish or maintain any deposit account with any bank or other financial institution other than those which have entered into a Collection Account Agreement in form and substance acceptable to the Agent.

         (S) LIMITATION ON REVOLVING CREDIT AVAILABILITY. The Borrowers shall not permit the Revolving Credit Availability to be less than Ten Million Dollars ($10,000,000.00) at any time between April 15 and June 1 or between October 15 and December 1 of any year.

         7.4 FINANCIAL COVENANTS. The Borrower shall comply with the following:

         (A) MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrowers shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO") of (i) the sum of the amounts of (a) EBITDA for the applicable period MINUS (b) Capital Expenditures for the applicable period MINUS (c) cash taxes paid by the Borrowers and their respective consolidated Subsidiaries during the applicable period to (ii) the sum of the amounts of (a) Interest Expense for the applicable period PLUS (b) scheduled amortization of the principal portion of all Indebtedness for borrowed money of the Borrowers for the applicable period of at least:

                  (i) 1.15 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending September 30, 1998 through the fiscal quarter ending December 31, 1999;

                  (ii) 1.25 to 1.00 for each fiscal quarter thereafter until the Termination Date.

In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such day (PROVIDED, HOWEVER, for the first three of such calculations made after the date of this Agreement, such calculations shall be done based upon the period commencing with June 1, 1998 and ending with the quarterly period then ended).

         (B) MINIMUM CONSOLIDATED NET WORTH. Holdings shall not permit its Consolidated Net Worth as of September 30, 1998 or at any time thereafter to be less than the sum of (a) $3,115,045, PLUS (b) one hundred percent (100%) of Net Income (if positive) for the fiscal quarter ending June 30, 1998 PLUS (c) fifty percent (50%) of Net Income (if positive) calculated separately for each fiscal quarter ending after June 30, 1998, PLUS (d) one hundred percent (100%) of the net cash proceeds resulting from the issuance by any Borrower of any Capital Stock.


ARTICLE VIII: DEFAULTS

         8.1 DEFAULTS. Each of the following occurrences shall constitute a Default under this Agreement:

         (A) FAILURE TO MAKE PAYMENTS WHEN DUE. Any Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (B) BREACH OF CERTAIN COVENANTS. Any Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Borrower under:

                  (i) SECTION 7.1(C) through and including 7.1(I), 7.2(B) or 7.2(F) and such failure shall continue unremedied for ten (10) Business Days;

                  (ii) SECTIONS 7.1(A), 7.1(B), 7.2(A), 7.2(C), 7.2(D), 7.2(E)
         and 7.2(G) through and including 7.2(K) and such failure shall continue unremedied for five (5) Business Days; or

                  (iii) SECTION 7.3 or 7.4.

         (C) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by any Borrower to the Agent or any Lender herein or by any Borrower or any of its respective Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (D) OTHER DEFAULTS. Any Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by PARAGRAPHS (A), (B) or (C) of this SECTION 8.1), or any of the Borrowers or any of their respective Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the occurrence thereof.

         (E) DEFAULT AS TO OTHER INDEBTEDNESS. Any Borrower or any of its respective Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness the outstanding principal amount of which Indebtedness is in excess of $2,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that any Borrower offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by any Borrower or any of its respective Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (F) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) An involuntary case shall be commenced against any Borrower or any of such Borrower's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any of such Borrower's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any of such Borrower's Subsidiaries or over all or a substantial part of the property of any Borrower or any of such Borrower's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of any Borrower or any of such Borrower's Subsidiaries or of all or a substantial part of the property of any Borrower or any of such Borrower's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any Borrower or any of such Borrower's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (G) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. Any Borrower or any of such Borrower's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

         (H) JUDGMENTS AND ATTACHMENTS. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against any Borrower or any of its respective Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $2,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (I) DISSOLUTION. Any order, judgment or decree shall be entered against any Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or any Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

         (J) LOAN DOCUMENTS. At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Agent, or any of the Lenders to enforce the Obligations ceases to be in full force and effect or any Borrower or any of such Borrower's Subsidiaries party thereto seeks to repudiate its obligations thereunder.

         (K) TERMINATION EVENT. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject any Borrower to liability in excess of $2,000,000.

         (L) WAIVER OF MINIMUM FUNDING STANDARD. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject any Borrower or any Controlled Group member to liability in excess of $2,000,000.

         (M) CHANGE OF CONTROL. A Change of Control shall occur.

         (N) INTEREST RATE AGREEMENTS. Nonpayment by any Borrower of any obligation under any Interest Rate Agreement or the breach by any Borrower of any term, provision or condition contained in any such Interest Rate Agreement.

         (O) ENVIRONMENTAL MATTERS. Any Borrower or any of its respective Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by any Borrower or any of its respective Subsidiaries of any Contaminant into the environment, (ii) the liability of any Borrower or any of its respective Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law which by any Borrower or any of its respective Subsidiaries, which, in any case, has or is reasonably likely to subject any Borrower or any of its respective Subsidiaries to liability, individually and in the aggregate, in excess of $2,000,000.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with SECTION 9.3.


ARTICLE IX: ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND REMEDIES

         9.1 TERMINATION OF COMMITMENTS; ACCELERATION. If any Default described in SECTION 8.1(F) or 8.1(G) occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

         9.2 DEFAULTING LENDER. In the event that any Lender fails to fund its Pro Rata Share of any Advance requested or deemed requested by any Borrower, which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA Loan"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Loan Commitments, the proceeds of all amounts thereafter repaid to the Agent by such Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to such Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (i) the foregoing provisions of this SECTION 9.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to SECTION 2.8;

                  (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this SECTION 9.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                  (iii) amounts advanced to the applicable Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Advance ("CURE LOANS") shall bear interest at the rate applicable to Floating Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Floating Rate Loans;

                  (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the applicable Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Floating Rate Loans shall be applied FIRST, ratably to all Floating Rate Loans constituting Non Pro Rata Loans, SECOND, ratably to Floating Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Floating Rate Loans constituting Cure Loans;

                  (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Advance and the termination of the Revolving Loan Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Advance have not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; and

                  (vi) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Advance is cured in accordance with
         SECTION 9.2(ii), (A) such Lender shall not be entitled to any commitment fees with respect to its Revolving Loan Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Loan Commitments of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Loans owing to such performing Lenders, PLUS (II) the outstanding Reimbursement Obligations owing to such performing Lenders, PLUS (III) the aggregate participation interests of such performing Lenders arising pursuant to
         SECTION 3.5 with respect to undrawn and outstanding Letters of Credit.

         9.3 AMENDMENTS. Subject to the provisions of this ARTICLE IX, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the

Borrowers hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (i) Postpone or extend the Revolving Loan Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations and (b) a waiver of the application of the default rate of interest pursuant to SECTION 2.9 hereof).

                  (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters.

                  (iv) Increase the amount of the Revolving Loan Commitment of any Lender hereunder.

                  (v) Permit the Borrower to assign its rights under this Agreement.

                  (vi) Release all or substantially all of the Collateral.

                  (vii) Amend this SECTION 9.3.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under SECTION 13.3(B) without obtaining the consent of any of the Lenders.

         9.4 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 9.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X:  GENERAL PROVISIONS

         10.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of each Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         10.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3 PERFORMANCE OF OBLIGATIONS. Each Borrower agrees that the Agent may, but shall have no obligation, after the occurrence and during the continuance of a Default, to make any other payment or perform any act required of any Borrower under any Loan Document. The Agent shall use its reasonable efforts to give the Borrowers notice of any action taken under this SECTION 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect any Borrower's obligations in respect thereof. Each Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this SECTION 10.3, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If any Borrower fails to make payment in respect of any such advance under this SECTION 10.3 within one (1) Business Day after the date such Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this SECTION 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this SECTION 10.3 shall constitute Obligations.

         10.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof.

         10.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         10.7  EXPENSES; INDEMNIFICATION.

         (A) EXPENSES. The Borrowers shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent, which attorneys and paralegals may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agent and the Lenders, which attorneys and paralegals may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, the Borrowers agree to reimburse the Agent, promptly after the Agent's request therefor, for each audit, or other business analysis performed by Agent for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Agent's then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Agent in the performance of such audit or analysis. Agent shall provide the Borrower with a detailed statement of all reimbursements requested under this SECTION 10.7(A). The Borrowers and the Agent agree that the Agent, or a representative of the Agent, shall perform no more than three (3) such audits in any twelve-month period at a time when no Default or Event of Default has occurred or is continuing.

         (B) INDEMNITY. The Borrowers further agree to defend, protect, indemnify, and hold harmless the Agent and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Lender's, or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
ARTICLE V) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

                  (i) this Agreement, the other Loan Documents, the Louisiana-Pacific Acquisition or any act, event or transaction related or attendant thereto or to the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

                  (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of any Borrower, its respective Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of any Borrower or its respective Subsidiaries, the presence of asbestos-containing materials at any respective property of any Borrower or its respective Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

PROVIDED, HOWEVER, the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealed judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each of the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) WAIVER OF CERTAIN CLAIMS; SETTLEMENT OF CLAIMS. The Borrowers further agree to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by any Borrower or any of its respective Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transactions evidenced by this Agreement or the other Loan Documents (whether or not the Agent or any Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) SURVIVAL OF AGREEMENTS. The obligations and agreements of each Borrower under this SECTION 10.7 shall survive the termination of this Agreement.

         10.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         10.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         10.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.11 NONLIABILITY OF LENDERS. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations.

         10.12 GOVERNING LAW. ANY DISPUTE BETWEEN ANY BORROWER AND THE AGENT OR ANY LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

         (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN

ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

         (B) OTHER JURISDICTIONS. EACH OF THE BORROWERS AGREES THAT THE AGENT, OR ANY LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST ANY BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER SUCH BORROWER OR (2) REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH OF THE BORROWERS AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH OF THE BORROWERS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

         (C) VENUE. EACH OF THE BORROWERS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

         (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


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

ARTICLE XI:  THE AGENT

         11.1 APPOINTMENT; NATURE OF RELATIONSHIP. BankBoston, N.A. is appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE
XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

         11.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Agent.

         11.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

         11.4 NO RESPONSIBILITY FOR LOANS, CREDITWORTHINESS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in ARTICLE V, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan

Documents, for the perfection or priority of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, any Borrower or any of its Subsidiaries.

         11.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorney-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         11.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         11.8 THE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Loan Commitments (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent.

         11.9 RIGHTS AS A LENDER. With respect to its Revolving Loan Commitment, Loans made by it, and the Notes issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their respective Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         11.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.11 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Borrowers, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

         11.12 COLLATERAL DOCUMENTS. Each Lender authorizes the Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

ARTICLE XII:  SETOFF; RATABLE PAYMENTS

         12.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender to any Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         12.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 4.1, 4.2 or 4.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

         12.3 APPLICATION OF PAYMENTS. Subject to the provisions of SECTION 9.2, the Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this
SECTION 12.3, apply all payments and prepayments in respect of any Obligations and all proceeds of the Collateral in the following order:

                  (A) first, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or any Borrower;

                  (B) second, to pay interest on and then principal of any advance made under SECTION 10.3 for which the Agent has not then been paid by any Borrower or reimbursed by the Lenders;

                  (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

                  (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the issuer(s) of Letters of Credit;

                  (E) fifth, to pay interest due in respect of Loans and L/C Obligations;

                  (F) sixth, to the ratable payment or prepayment of principal outstanding on Loans, Reimbursement Obligations and Hedging Obligations under Interest Rate Agreements in such order as the Agent may determine in its sole discretion;

                  (G) seventh, to provide required cash collateral, if required pursuant to SECTION 3.10 and

                  (H) eighth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by any Borrower, all principal payments in respect of Loans shall be applied FIRST, to repay outstanding Floating Rate Loans, and THEN to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this
SECTION 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, and the issuer(s) of Letters of Credit as among themselves. The order of priority set forth in CLAUSES (D) through (H) of this SECTION 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrowers, or any other Person. The order of priority set forth in CLAUSES (A) through (C) of this SECTION 12.3 may be changed only with the prior written consent of the Agent.

         12.4  RELATIONS AMONG LENDERS.

         (A) Except with respect to the exercise of set-off rights of any Lender in accordance with SECTION 12.1, the proceeds of which are applied in accordance with this Agreement, and except as set forth in the following sentence, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower or any other obligor hereunder or with respect to any Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Agent.

         (B) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender. The Agent shall have the exclusive right on behalf of the Lenders to enforce on the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.


ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with
SECTION 13.3 hereof. Notwithstanding clause (ii) of this SECTION 13.1, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED,

HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
SECTION 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         13.2  PARTICIPATIONS.

         (A) PERMITTED PARTICIPANTS; EFFECT. Subject to the terms set forth in this SECTION 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Borrowers and the Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of ARTICLE IV hereof, the Participants shall be entitled to the same rights as if they were Lenders.

         (B) VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, or releases all or substantially all of the Collateral, if any, securing any such Loan.

         (C) BENEFIT OF SETOFF. Each of the Borrowers agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents,

PROVIDED that each Lender shall retain the right of setoff provided in SECTION
12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of setoff. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 12.2 as if each Participant were a Lender.

         13.3  ASSIGNMENTS.

         (A) PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with the provisions of this SECTION
13.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement. Such assignment shall be substantially in the form of EXHIBIT F hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Agent, involves loans and commitments in an aggregate amount of at least $10,000,000 (which minimum amount may be waived by the Required Lenders after the occurrence of a Default or Unmatured Event of Default). The consent of the Agent and, prior to the occurrence of a Default or Unmatured Default, the Borrowers (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

         (B) EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as APPENDIX I to EXHIBIT F hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by SECTION 13.3.(A) hereof, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit participations assigned to such Purchaser.

Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 13.3(B), the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment.

         (C) THE REGISTER. The Agent shall maintain at its address referred to in SECTION 14.1 a copy of each assignment delivered to and accepted by it pursuant to this SECTION 13.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this SECTION 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of their respective Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.4 CONFIDENTIALITY. Subject to SECTION 13.5, the Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrowers in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee to agree (and require any of its Transferees to agree) to comply with this SECTION 13.4. In no event shall the Agent or any Lender be obligated or required to return any materials furnished by any Borrower; PROVIDED, HOWEVER, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrowers in connection with this Agreement.

         13.5 DISSEMINATION OF INFORMATION. Each of the Borrowers authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning any Borrower and its respective Subsidiaries; PROVIDED that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with SECTION 13.4 the confidentiality of any confidential information described therein.

ARTICLE XIV:  NOTICES

         14.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.12 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

         14.2 CHANGE OF ADDRESS. The Borrowers, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


ARTICLE XV:  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each of the Borrowers, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.


                  [Remainder of This Page Intentionally Blank]

         SIGNATURE PAGE TO AAPC CREDIT AGREEMENT IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                   AMERICAN ARCHITECTURAL
                                   PRODUCTS CORPORATION,
                                     as a Borrower



                                   By: /s/ Joseph Dominijanni
                                      -------------------------------
                                        Name: Joseph Dominijanni
                                        Title: Treasurer

                                   Address:
                                   755 Boardman-Canfield Road
                                   South Bridge Executive Park
                                   Building G-West
                                   Boardman, Ohio  44512

                                   Attention:  Jonathan K. Schoenike
                                   Telephone No.:330-965-9910
                                   Facsimile No.: 330-965-9915

                                   EAGLE & TAYLOR COMPANY,
                                     as a Borrower



                                   By: /s/ Joseph Dominijanni
                                       ------------------------------
                                        Name: Joseph Dominijanni
                                        Title: Vice President


                                   Address:
                                   755 Boardman-Canfield Road
                                   South Bridge Executive Park
                                   Building G-West
                                   Boardman, Ohio  44512

                                   Attention:  Jonathan K. Schoenike
                                   Telephone No.:330-965-9910
                                   Facsimile No.: 330-965-9915

                                   FORTE, INC., as a Borrower


                                   By: /s/ Joseph Dominijanni
                                       -------------------------
                                        Name: Joseph Dominijanni
                                        Title: Vice President


                                   Address:
                                   755 Boardman-Canfield Road
                                   South Bridge Executive Park
                                   Building G-West
                                   Boardman, Ohio  44512

                                   Attention:  Jonathan K. Schoenike
                                   Telephone No.:330-965-9910
                                   Facsimile No.: 330-965-9915

                                   WESTERN INSULATED GLASS, CO.,
                                     as a Borrower



                                   By: /s/ Joseph Dominijanni
                                       ---------------------------
                                        Name: Joseph Dominijanni
                                        Title: Vice President


                                   Address:
                                   755 Boardman-Canfield Road
                                   South Bridge Executive Park
                                   Building G-West
                                   Boardman, Ohio  44512

                                   Attention:  Jonathan K. Schoenike
                                   Telephone No.:330-965-9910
                                   Facsimile No.: 330-965-9915

                                   THERMETIC GLASS, INC.,
                                     as a Borrower



                                   By: /s/ Joseph Dominijanni
                                       -------------------------
                                        Name: Joseph Dominijanni
                                        Title: Vice President


                                   Address:
                                   755 Boardman-Canfield Road
                                   South Bridge Executive Park
                                   Building G-West
                                   Boardman, Ohio  44512

                                   Attention:  Jonathan K. Schoenike
                                   Telephone No.:330-965-9910
                                   Facsimile No.: 330-965-9915

                                   BINNINGS BUILDING PRODUCTS, INC.,
                                     as a Borrower


                                   By: /s/ Joseph Dominijanni
                                       -------------------------
                                        Name: Joseph Dominijanni
                                        Title: Vice President


                                   Address:
                                   755 Boardman-Canfield Road
                                   South Bridge Executive Park
                                   Building G-West
                                   Boardman, Ohio  44512

                                   Attention:  Jonathan K. Schoenike
                                   Telephone No.:330-965-9910
                                   Facsimile No.: 330-965-9915

                                   DANVID WINDOW COMPANY,
                                     as a Borrower


                                   By: /s/ Joseph Dominijanni
                                       -------------------------
                                        Name: Joseph Dominijanni
                                        Title: Vice President


                                   Address:
                                   755 Boardman-Canfield Road
                                   South Bridge Executive Park
                                   Building G-West
                                   Boardman, Ohio  44512

                                   Attention:  Jonathan K. Schoenike
                                   Telephone No.:330-965-9910
                                   Facsimile No.: 330-965-9915

                                   MODERN WINDOW ACQUISITION
                                   CORPORATION, as a Borrower



                                   By: /s/ Joseph Dominijanni
                                       -------------------------
                                        Name: Joseph Dominijanni
                                        Title: Vice President


                                   Address:
                                    755 Boardman-Canfield Road
                                    South Bridge Executive Park
                                    Building G-West
                                    Boardman, Ohio  44512

                                    Attention:  Jonathan K. Schoenike
                                    Telephone No.:330-965-9910
                                    Facsimile No.: 330-965-9915

                                    AMERICAN GLASSMITH ACQUISITION
                                    CORPORATION, as a Borrower


                                    By: /s/ Joseph Dominijanni
                                        -------------------------
                                         Name: Joseph Dominijanni
                                         Title: Vice President


                                    Address:
                                    755 Boardman-Canfield Road
                                    South Bridge Executive Park
                                    Building G-West
                                    Boardman, Ohio  44512

                                    Attention:  Jonathan K. Schoenike
                                    Telephone No.:330-965-9910
                                    Facsimile No.: 330-965-9915

                                    VINYLSOURCE, INC., as a Borrower



                                    By: /s/ Joseph Dominijanni
                                        -------------------------------
                                         Name: Joseph Dominijanni
                                         Title: Vice President


                                    Address:
                                    755 Boardman-Canfield Road
                                    South Bridge Executive Park
                                    Building G-West
                                    Boardman, Ohio  44512

                                    Attention:  Jonathan K. Schoenike
                                    Telephone No.:330-965-9910
                                    Facsimile No.: 330-965-9915

                                    WEATHER-SEAL ACQUISITION
                                    CORPORATION, as a Borrower




                                    By: /s/ Joseph Dominijanni
                                        --------------------------
                                         Name: Joseph Dominijanni
                                         Title: Vice President


                                    Address:
                                    755 Boardman-Canfield Road
                                    South Bridge Executive Park
                                    Building G-West
                                    Boardman, Ohio  44512

                                    Attention:  Jonathan K. Schoenike
                                    Telephone No.:330-965-9910
                                    Facsimile No.: 330-965-9915

                                    EAGLE WINDOW & DOOR CENTER, INC.,
                                     as a Borrower



                                    By: /s/ Joseph Dominijanni
                                        --------------------------
                                         Name: Joseph Dominijanni
                                         Title: Vice President


                                    Address:
                                    755 Boardman-Canfield Road
                                    South Bridge Executive Park
                                    Building G-West
                                    Boardman, Ohio  44512

                                    Attention:  Jonathan K. Schoenike
                                    Telephone No.:330-965-9910
                                    Facsimile No.: 330-965-9915

                                    DENVER WINDOW ACQUISITION
                                    CORPORATION, as a Borrower



                                    By: /s/ Joseph Dominijanni
                                        -------------------------
                                         Name: Joseph Dominijanni
                                         Title: Vice President


                                    Address:
                                    755 Boardman-Canfield Road
                                    South Bridge Executive Park
                                    Building G-West
                                    Boardman, Ohio  44512

                                    Attention:  Jonathan K. Schoenike
                                    Telephone No.:330-965-9910
                                    Facsimile No.: 330-965-9915

                                    AAPC ONE ACQUISITION CORPORATION,
                                      as a Borrower



                                    By: /s/ Joseph Dominijanni
                                        -------------------------
                                         Name: Joseph Dominijanni
                                         Title: Vice President


                                    Address:
                                    755 Boardman-Canfield Road
                                    South Bridge Executive Park
                                    Building G-West
                                    Boardman, Ohio  44512

                                    Attention:  Jonathan K. Schoenike
                                    Telephone No.:330-965-9910
                                    Facsimile No.: 330-965-9915

                                    AAPC TWO ACQUISITION CORPORATION,
                                      as a Borrower



                                    By: /s/ Joseph Dominijanni
                                        -------------------------
                                         Name: Joseph Dominijanni
                                         Title: Vice President


                                    Address:
                                    755 Boardman-Canfield Road
                                    South Bridge Executive Park
                                    Building G-West
                                    Boardman, Ohio  44512

                                    Attention:  Jonathan K. Schoenike
                                    Telephone No.:330-965-9910
                                    Facsimile No.: 330-965-9915

                                    BANKBOSTON, N.A.,
                                    Individually and as Agent



                                    By: /s/ Brent E. Shay
                                        ----------------------
                                    Name: BRENT E. SHAY
                                    Title: MANAGING DIRECTOR

                                    Address:
                                    Asset Based Finance
                                    100 Federal Street
                                    Mail Stop 01-09-06
                                    Boston, MA  02110

                                    Attention: Brent E. Shay, Managing Director
                                    Telephone: 617-434-3556
                                    Facsimile: 617-434-6241